UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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DIGITAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

April 6, 2009

DEAR STOCKHOLDER:

You are invited to attend the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), to be held on Tuesday, April 28, 2009, at 10:00 A.M., local time, at 560 Mission Street, 20th Floor conference center (The Van Ness Room), San Francisco, CA 94105.

The purposes of this year’s Annual Meeting are to:

(i) elect Richard A. Magnuson, Michael F. Foust, Laurence A. Chapman, Kathleen Earley, Ruann F. Ernst, Ph.D. and Dennis E. Singleton as members of our Board of Directors each to serve a one-year term of office expiring at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

(ii) consider and vote upon ratifying the selection of the Company’s independent registered public accounting firm; and

(iii) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice of 2009 Annual Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote via the Internet or by completing and mailing the enclosed proxy card. Voting by proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these options.

Sincerely,

Michael F. Foust
Chief Executive Officer

DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2009

TO THE STOCKHOLDERS OF DIGITAL REALTY TRUST, INC.

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), will be held on April 28, 2009, at 10:00 A.M., local time, at 560 Mission Street, 20th Floor conference center (The Van Ness Room), San Francisco, CA 94105, for the following purposes:

•

to elect Richard A. Magnuson, Michael F. Foust, Laurence A. Chapman, Kathleen Earley, Ruann F. Ernst, Ph.D. and Dennis E. Singleton as members of our Board of Directors each to serve a one-year term of office expiring at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	to consider and vote upon ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Your proxy to vote your shares at the Annual Meeting is solicited by our Board of Directors (the “Board”), which recommends that our stockholders vote FOR the election of the Board’s nominees named on the enclosed proxy card and FOR ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO AUTHORIZE YOUR PROXY VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

The Board has fixed the close of business on March 3, 2009, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 28, 2009:

The Proxy Statement, Annual Report on Form 10-K and Annual Report to Security Holders are available at http://proxy.digitalrealtytrust.com.

By Order of Our Board of Directors

A. William Stein Chief Financial Officer, Chief Investment Officer and Secretary

San Francisco, California

April 6, 2009

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly authorizing your proxy via the Internet, or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to authorize your proxy by mail. For specific instructions on authorizing a proxy, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. Even if you have authorized your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

DIGITAL REALTY TRUST, INC.

560 Mission Street, Suite 2900

San Francisco, California 94105

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy to vote your shares is solicited on behalf of the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2009, at 10:00 a.m., local time, or at any postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of 2009 Annual Meeting. Proxies are solicited to give all stockholders of record at the close of business on March 3, 2009 (the “Record Date”) an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 6, 2009 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m., local time, at 560 Mission Street, 20th Floor conference center (The Van Ness Room), San Francisco, CA 94105.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), as of the Record Date. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

As of the Record Date, 75,986,776 shares of Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees and in favor of ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), so no such matters may be brought to a vote at the Annual Meeting.

If you vote by authorizing a proxy, you may revoke your proxy authorization at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to the Company’s Secretary at the Company’s principal executive office at 560 Mission Street, Suite 2900, San Francisco, California 94105, a written notice of revocation, or by delivering by mail, the Internet or in person a duly executed proxy bearing a later date, or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting of Shares

Stockholders of record as of the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. If you choose not to attend the Annual Meeting, you may still authorize your proxy via the Internet or by marking, signing, dating and returning the enclosed proxy card in the envelope that we have provided.

All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the election of the directors. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required for ratifying the selection of KPMG LLP as our independent registered public accounting firm. For purposes of the vote on ratifying the selection of KPMG LLP as our independent registered public accounting firm, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Solicitation of Proxies

The Company will bear the entire cost of soliciting proxies, including the cost of preparing, assembling and mailing this Proxy Statement, the proxy and any additional information furnished to stockholders by it. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need proof of ownership of our Common Stock as of the Record Date. If you hold your shares in street name (such as through a bank or broker), you should bring your statement showing your beneficial ownership of our Common Stock in order to be admitted to the meeting.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON

AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 560 Mission Street, Suite 2900, San Francisco, California 94105, our telephone number is (415) 738-6500 and our website is located at http://www.digitalrealtytrust.com.* References herein to the “Company” refer to Digital Realty Trust, Inc. and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 6, 2009.

ITEM 1	ELECTION OF DIRECTORS

Under the Company’s charter and the Company’s Bylaws, each member of the Board serves for a one-year term and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal. Vacancies on the Board may be filled only by individuals elected by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the directorship and until such director’s successor is duly elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the six nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the six director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Richard A. Magnuson, Michael F. Foust, Laurence A. Chapman, Kathleen Earley, Ruann F. Ernst, Ph.D. and Dennis E. Singleton are all of our nominees for election to the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as director has been furnished to the Company by the respective individuals.

Nominees for Election for a One-Year Term Expiring at the 2010 Annual Meeting

The following table sets forth the names and ages as of March 15, 2009 of the individuals who are our nominees for election as directors of the Company, all of whom are current directors of the Company:

Name	Age
Richard A. Magnuson	51
Michael F. Foust	53
Laurence A. Chapman	59
Kathleen Earley	57
Ruann F. Ernst, Ph.D	62
Dennis E. Singleton	64

*	Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

The following are biographical summaries for our nominees for election as directors of the Company:

Richard A. Magnuson is the Chairman of our Board and served as Executive Chairman of our Board from our inception through 2006. Mr. Magnuson is a founder of, and since February 2001 has served as Chief Executive Officer of, GI Partners, an international private equity fund manager which oversees the activities of GI Partners Funds I, II and III. From November 1999 until May 2007, Mr. Magnuson served as Executive Managing Director of CB Richard Ellis Investors, where he formed and managed the investments and activities of GI Partners Fund I. From 1994 through 1999, Mr. Magnuson held various positions with Nomura Securities, most recently as Deputy Managing Director of their London-based Principal Finance Group. From 1989 until 1994, Mr. Magnuson was a Director in the Investment Banking division of Merrill Lynch. Mr. Magnuson previously served as a Director of NYSE-listed Glenborough Realty Trust and is presently a Director of two private companies. Mr. Magnuson holds a Bachelor of Arts degree with honors from Dartmouth College and a Master of Business Administration degree from Stanford University Graduate School of Business.

Michael F. Foust has served as our Chief Executive Officer and as a Director since our inception. Mr. Foust is a founder of GI Partners and served as a managing director of GI Partner’s advisor from its inception in February 2001 until our initial public offering. During his tenure at GI Partners, Mr. Foust directed technical property acquisitions and portfolio management. Mr. Foust has over 23 years of experience in institutional real estate investments and portfolio management. Prior to the founding of GI Partners, from 1999 to 2001, he was a senior director at CB Richard Ellis Investors. From 1995 to 1999, Mr. Foust was a Senior Vice President at CB Richard Ellis, where he managed regional asset services operations. During the period from 1985 to 1995, Mr. Foust held senior portfolio management and investment positions at UBS Asset Management, Karsten Realty Advisors, and Trammell Crow Company. Prior to his real estate career, from 1979 to 1985, Mr. Foust participated in the origination of two related international telecommunications companies, Consortium Communications International and Progressive Systems Inc. The companies provided message switching and turn-key networks for multinational corporations. Mr. Foust received a Bachelor of Arts degree magna cum laude from Harvard University and a Master of Business Administration degree from Harvard Business School.

Laurence A. Chapman served as Senior Vice President and Chief Financial Officer of Goodrich Corp. from 1999 until his retirement in 2000. Mr. Chapman served as Senior Vice President and Chief Financial Officer of Rohr, Inc., an aerospace company, from 1994 until 1999, when Rohr, Inc. merged with Goodrich Corp. His responsibilities at both companies included accounting, treasury, tax, insurance, investor relations, financial planning and information technology functions. Prior to his service at Rohr, Inc., Mr. Chapman was employed at Westinghouse Electric Corporation from 1981 through 1994. From 1992 through 1994, Mr. Chapman was the Vice President and Treasurer of Westinghouse Electric Corporation where he was responsible for the financing activities of Westinghouse Electric Corporation and Westinghouse Credit Corp. His responsibilities included supervising corporate finance, cash and short-term funding, project finance, bank relations and international treasury. Mr. Chapman received a Bachelor of Commerce degree with Distinction from McGill University and a Master of Business Administration degree from Harvard Business School. Mr. Chapman is Chair of our Audit Committee and is a member of our Nominating and Corporate Governance Committee.

Kathleen Earley is the former President and Chief Operating Officer of TriZetto Group, Inc. where she worked from November 2004 until she retired in September 2008. From 1994 through September 2001, Ms. Earley was employed at AT&T Corporation. While at AT&T Corporation, Ms. Earley served as Senior Vice President of Enterprise Networking and Chief Marketing Officer, where she oversaw all AT&T Corporation business-related brand, image and advertising and marketing strategy. One of Ms. Earley’s largest contributions was as President of AT&T Data & Internet Services, a business unit that provided Internet Protocol (IP), web hosting, data and managed network services. Under her leadership, AT&T’s network became one of the largest Internet backbones in the industry. Prior to joining AT&T Corporation, Ms. Earley was employed by IBM Corporation for 17 years with positions in sales, marketing, planning and strategy development. Ms. Earley is currently a member of the board of directors of two other public companies: Vignette Corp., and Switch &

Data Facilities Company. Ms. Earley received a Bachelor of Science degree and a Master of Business Administration degree, both from the University of California, Berkeley. Ms. Earley is Chair of our Nominating and Corporate Governance Committee and is a member of our Compensation Committee.

Ruann F. Ernst, Ph.D. served as Chief Executive Officer of Digital Island, Inc., an e-business delivery network company, from June 1998 until her retirement in January 2002. Ms. Ernst was Chairperson of the Board of Digital Island from December 1999 through July 2001, when the company was acquired by Cable & Wireless, Plc. From 1988 through 1998, Ms. Ernst worked for Hewlett Packard Company, an electronics equipment and computer company, in various management positions, most recently as General Manager, Financial Services Business Unit and also worked as a Vice President for General Electric Information Services Company. Prior to her work in industry, Ms. Ernst served on the faculty of The Ohio State University, was Director of Medical Research and Computing and served as a Congressional Fellow. Ms. Ernst serves on the board of directors for IHS Inc., which is listed on the NYSE. She also serves on the board of directors of two non-profit entities: Kids Sports Stars (Azimuth Foundation) and The Ohio State University Foundation. Ms. Ernst received a Bachelor of Science, a Master of Science and a Ph.D. from The Ohio State University. Ms. Ernst is a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Dennis E. Singleton was a founding partner of Spieker Partners, the predecessor of Spieker Properties, Inc., one of the largest owners and operators of commercial property on the west coast prior to its $7.2 billion acquisition by Equity Office Properties Trust in 2001. Mr. Singleton served as Chief Financial Officer and Director of Spieker Properties, Inc. from 1993 to 1995, Chief Investment Officer and Director from 1995 to 1997 and Vice Chairman and Director from 1998 until his retirement in 2001. During his tenure, Mr. Singleton was involved in identifying and analyzing strategic portfolio acquisition and operating opportunities and oversaw the acquisition and development of more than 20 million square feet of commercial property. From 2001 to present, Mr. Singleton has managed personal investments in real estate. Mr. Singleton is currently a member of the board of directors and serves on the audit committee of BRE Properties, Inc. Mr. Singleton received a Bachelor of Science degree from Lehigh University and a Master of Business Administration degree from Harvard Business School. Mr. Singleton is Chair of our Compensation Committee and is a member of our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. MAGNUSON, FOUST, CHAPMAN AND SINGLETON AND MSES. EARLEY AND ERNST TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2010 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Executive Officers

The following table sets forth the names, ages as of March 15, 2009 and positions of our Chief Executive Officer, Chief Financial Officer and the other three most highly compensated officers of the Company, including our Chairman (the “named executive officers”):

Name	Age	Position
Michael F. Foust	53	Chief Executive Officer and Director (principal executive officer)
A. William Stein	55	Chief Financial Officer, Chief Investment Officer and Secretary (principal financial officer)
Scott E. Peterson	47	Senior Vice President, Acquisitions
Christopher J. Crosby, Jr.	37	Senior Vice President, Sales and Technical Services
Richard A. Magnuson	51	Chairman of the Board

The following are biographical summaries for our executive officers other than Messrs. Magnuson and Foust, for whom biographical summaries can be found in the preceding section.

A. William Stein joined GI Partners as a consultant in April 2004 and became our Chief Financial Officer, Chief Investment Officer and Secretary in July 2004. Mr. Stein has over 26 years of investment, financial and operating management experience in both large company environments and small, rapidly growing companies. Prior to joining our Company, Mr. Stein provided turnaround management advice to both public and private companies. From 2000 to 2001, Mr. Stein served as Co-Head of VentureBank@PNC and Media and Communications Finance at The PNC Financial Services Group where he was responsible for directing the delivery of PNC’s products and services to VentureBank’s high technology and emerging growth client base. Before joining PNC, Mr. Stein was President and Chief Operating Officer of TriNet Corporate Realty Trust, a REIT that was acquired by Starwood Financial Trust (now called iStar Financial) in late 1999. Prior to being named President of TriNet, Mr. Stein was Executive Vice President, Chief Financial Officer and Secretary. TriNet’s portfolio consisted of office, industrial and retail properties throughout the U.S. Before joining TriNet in 1995, Mr. Stein held a number of senior investment and financial management positions with Westinghouse Electric, Westinghouse Financial Services and Duquesne Light Company. Mr. Stein practiced law for eight years, specializing in financial transactions and litigation. Mr. Stein received a Bachelor of Arts degree from Princeton University, a Juris Doctor degree from the University of Pittsburgh and a Master of Science degree with Distinction from the Graduate School of Industrial Administration at Carnegie Mellon University.

Scott E. Peterson is our Senior Vice President responsible for acquisition activities. Mr. Peterson was a managing director of GI Partners from August 2002 until October 2004. While at GI Partners, Mr. Peterson was responsible for property acquisitions with an emphasis on technical properties. Mr. Peterson has over 21 years of real estate experience and was most recently a Senior Vice President with GIC Real Estate, the real estate investment entity for the Government of Singapore Investment Corporation, from May 1994 to August 2002. Previously, Mr. Peterson was active in investments, development and asset management with LaSalle Partners, a real estate services company and Trammell Crow Company, a real estate developer. Mr. Peterson received a Bachelor of Arts degree from Northwestern University, and a Master of Business Administration degree from Northwestern University.

Christopher J. Crosby, Jr. is our Senior Vice President responsible for our sales and technical service activities. In October 2004, Mr. Crosby became our Vice President of sales. From 2003 until joining our company in October 2004, Mr. Crosby had been a Managing Director of Proferian, LLC, a former service provider to GI Partners. Prior to our initial public offering, Mr. Crosby was responsible for leasing and sales within the GI Partners portfolio with an emphasis on technology-related leasing, including turn-key datacenter space. Mr. Crosby has over 16 years of technology and technology leasing experience. From 2001 to 2002, Mr. Crosby was a consultant for CRG West, LLC, an operating partner of The Carlyle Group formed in 2001 to oversee and enhance strategic telecom assets managed by Carlyle Realty Group. From 1992 to 2001, Mr. Crosby was active in sales, sales management and product development at Nortel Networks, then a leading supplier of products and services that support the Internet and other public and private data, voice and multimedia communications networks. Mr. Crosby received a Bachelor of Science degree from the University of Texas at Austin.

Board Governance Documents

The Board maintains charters for all committees. In addition, the Board has adopted a written set of corporate governance guidelines, as well as a code of business conduct and ethics that applies to the Company’s employees, officers and directors, including our principal executive officer and principal financial officer. To view our committee charters, corporate governance guidelines and code of business conduct and ethics, please visit our website at http://www.digitalrealtytrust.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to A. William Stein, Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

Independent Directors

New York Stock Exchange, or NYSE, listing standards require NYSE-listed companies to have a majority of independent board members and a nominating and corporate governance committee, compensation committee and audit committee each composed solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company).

In addition, the NYSE listing standards provide that a director is not independent if:

(i) the director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company;

(ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii) (A) the director is a current partner or employee of a firm that is the company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

(iv) the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The Board by resolution has affirmatively determined that, based on the standards set forth in NYSE rules and our corporate governance documents, all nominees for election to the Board at the 2009 Annual Meeting are independent (the “Independent Directors”), except for Messrs. Magnuson and Foust.

Board Meetings

The Board held five meetings and the Independent Directors met in executive session four times during 2008. At each executive session of our Independent Directors, a presiding director is selected by a majority of the directors present. The number of meetings for each Board committee is set forth below under the heading “—Board Committees.” During the year ended December 31, 2008, all of the directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served. All of the directors attended the 2008 Annual Meeting and the Board expects all directors to attend the 2009 Annual Meeting barring unforeseen circumstances or unresolvable conflicts.

Board Committees

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The function of the Audit Committee is to assist the Board with its oversight responsibilities regarding: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence and (iv) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee selects, assists and meets with the independent registered public accounting firm, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that federal securities laws require be included in our annual Proxy

Statement. The Audit Committee carries out its responsibilities in accordance with the terms of our Audit Committee Charter, which is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Mr. Chapman is Chair and Ms. Ernst and Mr. Singleton are members of the Audit Committee. The Board has determined that Mr. Chapman is an “audit committee financial expert” as defined by the United States Securities and Exchange Commission (“SEC”). The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. The Audit Committee is composed of Independent Directors under the current NYSE listing standards. Such directors also satisfy the independence requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i). During 2008, the Audit Committee met four times.

Before the Company’s independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee is required to pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC and approval of such services before the completion of the audit is obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. During 2008, the Audit Committee delegated the authority to grant pre-approvals to Mr. Chapman, the chair of the Audit Committee.

Information regarding the specific functions performed by the Audit Committee is set forth below in “Audit Matters—Audit Committee Report.”

Compensation Committee

The Compensation Committee establishes, reviews, modifies and approves the compensation and benefits of our named executive officers, administers the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, or the 2004 Incentive Award Plan, and any other incentive programs and produces an annual report on executive compensation for inclusion in our Proxy Statement. Our Compensation Committee Charter is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Mr. Singleton is Chair and Ms. Earley and Ms. Ernst are members of the Compensation Committee. During 2008, the Compensation Committee met five times.

The Compensation Committee exercises all powers delegated to it by the Board related to compensation matters, including approval of incentive compensation and administration of benefit plans for employees of the Company. The Compensation Committee has authority to grant awards under the Company’s 2004 Incentive Award Plan. The Compensation Committee is primarily responsible for determining cash and non-cash compensation for our Chief Executive Officer, Chief Financial Officer and next three most highly compensated executive officers, including our Chairman.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except for:

•	the review and approval of compensation for our Chief Executive Officer and all other named executive officers;

•	the management or review of all annual bonus, long-term incentive compensation, stock option, employee pension or welfare benefit plans; and

•

any matters that involve executive compensation or any matters where the Compensation Committee has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

To aid the Compensation Committee in making its determination, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. Each named executive officer participates in an annual performance review either with the Board, in the case of our Chairman and our Chief Executive Officer, or with our Chief Executive Officer, in the case of all other named executive officers, to obtain input about their contributions to our success for the period being assessed. The performance of our named executive officers is also reviewed annually by the Compensation Committee.

In October 2007, the Compensation Committee retained the services of Watson Wyatt Worldwide, Inc. (“Watson Wyatt”), a human capital consulting firm, to serve as the Compensation Committee’s independent compensation consultant. Watson Wyatt was engaged to assist the Compensation Committee, among other things, in conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, total cash compensation, target bonuses, long term incentives and total direct compensation; performing equity dilution and overhang analysis; assessing the current annual incentive plan; assessing the current potential value of long-term incentives for executives and modifying/designing a plan for 2008 and future awards; understanding trends and best practices to carry out the Compensation Committee’s duties; aligning and testing performance-related pay; and understanding stakeholder interests.

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee, whose function is to assist the Board in discharging the Board’s responsibilities regarding (i) the identification of qualified candidates to become Board members, (ii) the selection of nominees for election as directors, (iii) the selection of candidates to fill any vacancies on the Board, (iv) the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company and (v) oversight of the evaluation of the Board and management. Our Nominating and Corporate Governance Committee Charter is located on our website at http://www.digitalrealtytrust.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “—Board Governance Documents.” Ms. Earley is Chair and Ms. Ernst and Mr. Chapman are members of the Nominating and Corporate Governance Committee; all are Independent Directors. During 2008, the Nominating and Corporate Governance Committee met twice. Further information regarding the Nominating and Corporate Governance Committee is set forth below in “—Qualifications of Director Nominees” and “—Nominating and Corporate Governance Committee’s Process for Considering Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	personal and professional integrity, ethics and values;

(ii)	experience in corporate governance, for example as an officer or former officer of a publicly held company;

(iii)	experience in the Company’s industry;

(iv)	experience as a board member of another publicly held company;

(v)	academic expertise in an area of the Company’s operations; and

(vi)	practical and mature business judgment, including an ability to make independent analytical inquiries.

Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

The Nominating and Corporate Governance Committee, at least annually, evaluates the performance of each current director and considers the results of such evaluation when determining whether to recommend the nomination of such director for an additional term. At an appropriate time prior to each annual meeting at which directors are to be elected or reelected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee recommends to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “—Qualifications of Director Nominees.”

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the director nominees to be elected (for example, pursuant to rights contained in the Articles Supplementary of each class of our outstanding preferred stock, voting together, to elect two directors upon a dividend default), then the nomination or election of such directors will be governed by such requirements. Additionally, recommendations received from stockholders will be considered and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.

Manner by which Stockholders May Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. All recommendations must be directed to Kathleen Earley, Chair of the Nominating and Corporate Governance Committee, care of A. William Stein, Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105. Recommendations for director nominees to be considered at the 2010 Annual Meeting must be received in writing not later than 5:00 P.M. Pacific Time on December 8, 2009 and not earlier than November 7, 2009. In the event that the date of the 2010 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2009 Annual Meeting, notice by the stockholder must be received not earlier than the 150th day prior to the date of the meeting and not later than 5:00 P.M., Pacific Time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting. Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•

If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•

If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is, or has been at any time during the current or preceding calendar year, an employee of the recommending stockholder or any member of the recommending stockholder group;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an Independent Director and (iii) satisfies the standards for our directors set forth above in “—Qualifications of Director Nominees.” In addition, the recommending stockholder must include the consent of the recommended director candidate in the information provided to the Company and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Stockholder and Interested Party Communications with the Board

Stockholders and interested parties may send correspondence directed to the Board, care of Joshua A. Mills, General Counsel and Assistant Secretary, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105. Mr. Mills will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Mills will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Mills will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our Independent Directors as a group should be addressed to the Company at the address above, Attention: Independent Directors.

ITEM 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2004. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain KPMG LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of KPMG LLP as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFYING THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 16, 2009, the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership (“units”) in Digital Realty Trust, L.P., a Maryland limited partnership (our “operating partnership”), of which we are the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding Common Stock and units, (ii) directors and named executive officers, and (iii) all directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock and units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Common Stock as opposed to units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Units(2)
FMR LLC(3)	5,491,300	7.2%	6.7%
The Vanguard Group, Inc.(4)	5,331,449	7.0%	6.5%
Deutsche Bank AG(5)	4,998,009	6.6%	6.1%
Rainier Investment Management, Inc.(6)	4,024,250	5.3%	4.9%
Stichting Pensioenfonds ABP(7)	3,844,915	5.1%	4.7%
Cambay Tele.com, LLC, The Cambay Group, Inc. and Wave Exchange, LLC(8)	3,945,636	4.9%	4.8%
Richard A. Magnuson(9)	850,651	1.1%	1.0%
Michael F. Foust(10)	230,003	*	*
Laurence A. Chapman	41,248	*	*
Kathleen Earley	8,448	*	*
Ruann F. Ernst	8,448	*	*
Dennis E. Singleton	8,448	*	*
A. William Stein(11)	196,613	*	*
Scott E. Peterson(12)	108,021	*	*
Christopher J. Crosby, Jr.(13)	98,856	*	*
All directors and executive officers as a group (14 persons)	1,698,563	2.2%	2.1%

*	Less than 1%.
(1)	Based on 75,989,507 shares of our Common Stock outstanding as of March 16, 2009. In addition, except as otherwise indicated, amounts listed for each individual assume that all units, including vested and unvested long-term incentive units, beneficially owned by such individual are exchanged for shares of our Common Stock, and amounts for all directors and officers as a group assume all vested and unvested long-term incentive units held by them are exchanged for shares of our Common Stock, but none of the units held by other persons are exchanged for shares of our Common Stock.
(2)	Based on a total of 81,977,716 shares of Common Stock and units, including vested and unvested long-term incentive units, outstanding as of March 16, 2009, comprising 75,989,507 shares of Common Stock and 5,988,209 units which may be exchanged for cash or shares of Common Stock under certain circumstances.
(3)

Based solely on information contained in a Schedule 13G jointly filed by FMR LLC and Edward C. Johnson III with the U.S. Securities and Exchange Commission on February 17, 2009. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC has sole voting power with respect to 545,400 shares, shared voting power with respect to zero shares and sole dispositive power with respect to 5,491,300 shares. Edward C. Johnson III is the chairman of FMR LLC. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 4,941,700 shares as a result of acting as an investment adviser to various investment companies. Each of Edward C. Johnson III and FMR LLC has sole dispositive power and no voting power with respect to these 4,941,700 shares. Voting power with respect to these shares resides with the Board of Trustees of the funds. Pyramis Global Advisors, LLC, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 55,900 shares. Each of Edward C. Johnson III and FMR LLC has sole voting and dispositive power with respect to these shares. Pyramis Global Advisors Trust Company, a wholly-owned subsidiary of FMR LLC is the beneficial owner of 396,100 shares. Each of Edward C. Johnson III and FMR LLC has sole dispositive and voting power with respect to these shares. FIL Limited, together with various foreign-based subsidiaries, is the beneficial owner of 97,600 shares. FIL Limited has sole dispositive power with respect to these shares, sole voting power with respect to 93,400 of these shares, and no dispositive power with respect to 4,300 of these shares.

(4)	Based solely on information contained in an amended Schedule 13G filed by The Vanguard Group, Inc. with the U.S. Securities and Exchange Commission on February 13, 2009. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355. The Vanguard Group, Inc. has sole voting power with respect to 31,252 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 5,331,449 shares and shared dispositive power with respect to zero shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 31,252 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.
(5)	Based solely on information contained in a Schedule 13G filed by Deutsche Bank AG with the U.S. Securities and Exchange Commission on February 12, 2009. The address of Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany. Deutsche Bank AG has sole voting power with respect to 2,980,599 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 4,998,009 shares and shared dispositive power with respect to zero shares. Deutsche Investment Management Americas, a subsidiary of Deutsche Bank AG, is the beneficial owner of 587,870 shares and has sole voting and dispositive power with respect to these shares. Deutsche Bank Trust Company Americas, a subsidiary of Deutsche Bank AG, is the beneficial owner of 5,500 shares and has sole voting and dispositive power with respect to these shares. RREEF America, L.L.C., a subsidiary of Deutsche Bank AG, is the beneficial owner of 4,121,007 shares, and has sole voting power over 2,165,197 of these shares and sole dispositive power over 4,121,007 of these shares. Deutsche Bank Trust Company Delaware, a subsidiary of Deutsche Bank AG, is the beneficial owner of 1,715 shares and has sole voting and dispositive power over these shares. DWS Investments S.A., Luxembourg, a subsidiary of Deutsche Bank AG, is the beneficial owner of 13,200 shares and has sole voting and dispositive power over these shares. Deutsche Asset Management Australia Ltd, a subsidiary of Deutsche Bank AG, is the beneficial owner of 268,717 shares and has sole voting and dispositive power over these shares.
(6)	Based solely on information contained in a Schedule 13G filed by Rainier Investment Management, Inc. with the U.S. Securities and Exchange Commission on February 13, 2009. The address of Rainier Investment Management, Inc. is 601 Union Street, Suite 2801, Seattle, Washington, 98101. Rainier Investment Management, Inc. has sole voting power with respect to 3,835,025 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 4,024,250 shares and shared dispositive power with respect to zero shares.
(7)	Based solely on information contained in a Schedule 13G filed by Stichting Pensioenfonds ABP with the U.S. Securities and Exchange Commission on February 13, 2009. The address of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. Stichting Pensioenfonds ABP has sole voting power with respect to 3,844,915 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 3,844,915 shares and shared dispositive power with respect to zero shares.
(8)	Reflects the number of units that are owned by Cambay Tele.com, LLC, The Cambay Group, Inc. and Wave Exchange, LLC, which are managed by a single management committee. The inclusion of Cambay Tele.com, LLC, The Cambay Group, Inc. and Wave Exchange, LLC in the table above shall not be deemed to be an admission that such entities or their members are, for purposes of Section 13 or Section 16 of the Exchange Act, the beneficial owners of the shares that may be received by any of them upon exchange of their units. The address of Cambay Tele.com LLC, The Cambay Group, Inc. and Wave Exchange, LLC is care of The Cambay Group, Inc., 2999 Oak Road, Suite 400, Walnut Creek, California 94957.
(9)	Includes 407,542 vested long-term incentive units, 216,451 vested class C profits interest units, 101,395 limited partnership units, and 125,263 stock options to purchase shares of our Common Stock, but excludes unvested class C profits interest units.
(10)	Includes 11,046 vested and 132,388 unvested long-term incentive units, and 35,715 stock options to purchase shares of our Common Stock, but excludes unvested class C profits interest units.
(11)	Includes 7,276 vested and 78,871 unvested long-term incentive units, 72,825 vested class C profits interest units and 37,641 stock options to purchase shares of our Common Stock, but excludes unvested class C profits interest units.
(12)	Includes 4,173 vested and 34,513 unvested long-term incentive units, 64,936 vested class C profits interest units and 4,399 stock options to purchase shares of our Common Stock, but excludes unvested class C profits interest units.
(13)	Includes 6,537 vested and 59,201 unvested long-term incentive units and 33,118 stock options to purchase shares of our Common Stock, but excludes unvested class C profits interest units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, which consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, as determined under the rules of the SEC. Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer, as well as the three other most highly compensated executive officers for the year ended December 31, 2008, including our Chairman, are referred to as the “named executive officers.”

Overview of Our Executive Compensation Program

Objectives of Our Executive Compensation Program

The Compensation Committee is responsible for establishing, modifying and approving the compensation program for our executive officers. The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. In order to achieve this objective, in addition to annual base salaries, the executive compensation program uses a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. We use equity-based awards as long-term incentives because we view our company-wide performance and growth as the relevant long-term metric, while our annual cash awards can be targeted to reward the attainment of narrower, short-term performance objectives. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executives are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to achievement of corporate goals and increases in stockholder value. We seek to provide total compensation to our executive officers that is competitive with the total compensation paid by comparable REITs and other real estate companies in our peer group, as discussed in more detail below.

The following are our principal objectives in establishing compensation for executive officers:

•	Attract and retain individuals with superior ability, managerial talent and leadership capability;

•	Ensure that executive officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	Incentivize management to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•

Enhance the officers’ incentive to increase our stock price and maximize stockholder value, as well as promote retention of key executives, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in our Company through equity awards, including awards of long-term incentive units in our operating partnership.

Elements of Compensation

The major elements of compensation for our named executive officers are (1) a base salary, intended to provide a stable annual income for each executive officer at a level consistent with such officer’s individual contributions, (2) annual cash performance bonuses, intended to link each executive officer’s compensation to the Company’s performance and to such officer’s performance and (3) long-term compensation, which includes grants of long-term incentive units in our operating partnership and other equity-based compensation intended to encourage actions to maximize stockholder value. Each of these elements is discussed in more detail below.

Our named executive officers are also entitled to certain benefits upon a change in control of the Company, including severance benefits and full vesting of all long-term incentive units (other than certain performance-based vesting units that have not met their performance-based vesting requirement) and stock options. We provide these benefits to our named executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control. These items are described below under “—Potential Payments upon Termination or Change in Control.”

We believe that each of these elements plays an important role in our overall executive compensation program and together serve to achieve our compensation objectives. The Compensation Committee allocates total compensation between the cash components and equity compensation based on review of the practices of our peer group, while considering the balance among providing stability, short-term incentives and long-term incentives to align the interests of management with our stockholders. In 2008, the percentage of salary and cash bonus (including annual cash incentive awards paid under our 2004 Incentive Award Plan) to total compensation ranged from 39% to 47% for our named executive officers and is set forth for each named executive officer in footnote 6 to our Summary Compensation Table below.

Determination of Compensation Awards

The Compensation Committee annually reviews and determines the total compensation to be paid to our named executive officers. Our management, after reviewing competitive market data and advice from compensation consultants engaged by the Compensation Committee and the Company, makes recommendations regarding the compensation packages to be made to the officers. The Compensation Committee in its review of these recommendations and in establishing the total compensation for each of our named executive officers considers several factors, including each executive’s roles and responsibilities, each executive’s performance and achievement of individual goals established for such executive, any significant accomplishments of the executive, our financial and operating performance and competitive market data applicable to each executive’s position and functional responsibilities.

Competitive Market Data and Compensation Consultant

In January 2008 and February 2008, the Compensation Committee reviewed the salary, bonus and equity compensation paid to our named executive officers and directors. In conducting this review, the Compensation Committee retained the services of Watson Wyatt as the Compensation Committee’s independent compensation consultant. Watson Wyatt does not provide any other services to our Company.

For its consulting services, Watson Wyatt was instructed to review the Company’s existing compensation program, provide current data with regard to industry trends, provide information regarding long-term compensation plan alternatives, identify and provide commentary on a peer group and provide cash and equity incentive award information for the peer group and to develop comprehensive recommendations and a detailed plan as to the design and implementation of a long-term incentive program.

Peer Group Review

The Compensation Committee reviews total cash and long-term compensation levels against those of our peer group companies in order to ensure executive compensation is set at levels that will attract and motivate qualified executives while rewarding performance based on corporate objectives. However, the Compensation Committee does not target compensation levels against any particular percentile within our peer group of companies. The Compensation Committee sets compensation levels for each executive officer on the basis of several factors, including the executive officer’s level of experience, tenure with the Company, competitive market data applicable to the executive officer’s positions and functional responsibilities, the performance of the executive officer and our Company’s annual and long-term performance.

The peer group used to review 2008 base salaries, bonus targets and long-term equity awards consisted of the following 20 companies: Akamai Technologies, Inc., Alexandria Real Estate Equities, Inc., BioMed Realty Trust, Brandywine Realty Trust, CBL & Associates Properties Inc., Corporate Office Properties Trust Inc., Duke Realty Corporation, Dupont Fabros Technology, Inc., Equinix, Inc., Healthcare Realty Trust Incorporated, Infospace, Inc., Internap Network Services Corporation, Kilroy Realty Corporation, Lexington Realty Trust, Liberty Property Trust, Mack-Cali Realty Corporation, Nationwide Health Properties, Inc., Switch & Data Facilites Company, Inc., Savvis, Inc. and Terremark Worldwide, Inc. In reviewing our Chairman’s compensation, the following companies from our peer group were omitted due to the lack of a comparable position for 2008: Akamai Technologies, Inc., Equinix, Inc., Infospace, Inc., Internap Network Services Corporation, Switch & Data Facilites Company, Inc., Savvis, Inc. and Terremark Worldwide, Inc.

In order to review 2008 base salaries, bonus targets and long-term incentive awards, we adjusted our 2007 peer group. Additions to and deletions from our peer group resulted from an in-depth review of our 2007 peer group with advice from our compensation consultant. The Compensation Committee and management, along with the consultant, reviewed a wide array of publicly-traded REITS and co-location service providers in order to select appropriate and comparable peers based on their industries, their business focus and their size, as measured by sales, market capitalization and enterprise value. Based on this review, we deleted the following companies from our peer group: Arden Realty Group, Inc., Crescent Real Estate Equities Company, Global Signal, Inc., Spirit Finance Corporation, Trizec Properties, First Potomac Realty Trust, Maguire Properties, Inc., Parkway Properties, Inc., Pennsylvania Real Estate Investment Trust, PS Business Parks, Inc., Rayonier, Inc., SL Green Realty Corp. and Washington Real Estate Investment Trust. In addition, we added the following companies to our peer group: Akamai Technologies, Inc., CBL & Associates Properties Inc., Duke Realty Corporation, Dupont Fabros Technology, Inc., Equinix, Inc., Healthcare Realty Trust Incorporated, Infospace, Inc., Internap Network Services Corporation, Kilroy Realty Corporation, Liberty Property Trust, Mack-Cali Realty Corporation, Nationwide Health Properties, Inc., Switch & Data Facilites Company, Inc., Savvis, Inc. and Terremark Worldwide, Inc.

Annual Performance Reviews

To aid the Compensation Committee in setting base salaries, cash incentive targets and long-term equity awards, management provides recommendations annually to the Compensation Committee regarding the compensation of all named executive officers. The Board annually reviews the performance of our Chairman and our Chief Executive Officer, and our Chief Executive Officer reviews the performance of the remaining named executive officers. All of these reviews are presented to the Compensation Committee to provide input about their contributions to our success for the period being assessed.

Description of Individual Elements of Compensation

During the year ended December 31, 2008, compensation for our named executive officers was composed of base salary, annual performance-based cash bonuses and equity compensation awards.

Annual Base Salary

We provide named executive officers and other employees with base salaries to compensate them for services rendered each year. Base salaries comprise the stable part of the compensation program that is not dependent on our performance. This compensation element is necessary to provide the financial certainty that our executives seek when they are considering whether to join or remain with our Company. Our Compensation Committee approved new base salaries and target bonuses for each of our named executive officers in February 2008. The new base salaries and target bonuses became effective in March 2008 and were set forth, subject to adjustment by the Compensation Committee, in the employment agreements we entered into with our named executive officers in August and December 2008. For more information about these employment agreements, see “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” below. These base salaries and target bonuses were determined based in part on the analysis by Watson Wyatt of the compensation practices of companies in our peer group. The Compensation Committee also considered the performance of each of our named executive officers and their contributions to our overall success. Based on their review, the Compensation Committee increased the salaries of our named executive officers for 2008. The 2008 salaries are set forth below under the heading “Executive Compensation—Summary Compensation Table.”

Annual Incentive Bonuses

Our annual incentive bonus program is structured to reward named executive officers based on our performance and the individual executive’s contribution to that performance. Annual incentive bonuses are paid in cash if and to the extent performance objectives established by the Compensation Committee at the beginning of the year are achieved. The Compensation Committee believes that the payment of the annual incentive bonus in cash provides the incentive necessary to retain executive officers and reward them for short-term Company performance.

Each named executive officer’s annual incentive bonus opportunity for 2008 was established by our Compensation Committee and is described in “Executive Compensation—Grants of Plan-Based Awards.” Each named executive officer’s employment agreement provides for target and maximum bonus amounts, expressed as a percentage of base salary. In negotiating these provisions, our Compensation Committee considers, among other factors, each executive’s roles and responsibilities within our company, the total compensation package associated with that position and competitive market data applicable to that position.

For 2008, the target and maximum bonus amounts, expressed as a percentage of base salary, were 150% and 200% for Mr. Magnuson, 100% and 150% for Mr. Foust, 75% and 100% for Mr. Stein and 100% and 100% for Mr. Peterson. The target bonus for Mr. Crosby is equal to 50% of base salary, plus a bonus based on leasing results up to a maximum of $300,000.

For 2008, based on the recommendations of management and a review of the Company’s business plan, the Compensation Committee established financial and operating goals and organizational development goals for each named executive officer. The financial and operating goals included funds from operations, or FFO, targets, financing objectives, acquisitions targets, leasing and marketing objectives, operations objectives, and organizational development objectives. FFO is used by industry analysts and investors as a supplemental performance measure of a REIT. FFO represents net income (loss) available to common stockholders and unitholders (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs), after adjustments for unconsolidated partnerships and joint ventures. In excluding real estate-related depreciation and amortization and gains and losses from property dispositions, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

The target and maximum levels of FFO established by the Compensation Committee were $2.35 and $2.40, respectively, per diluted share and unit and were equivalent to the midpoint and high end of the range of our initial guidance for 2008. These amounts were set by the Compensation Committee based on a number of factors, including expectations surrounding acquisitions and leasing assumptions, financing assumptions, earnings growth, general economic conditions, real estate and technology fundamentals and other specific circumstances facing the Company. For the purpose of determining bonuses, the compensation committee may adjust FFO to exclude profits, losses or expenses which the Compensation Committee determines to be non-recurring to give a more accurate picture of our annual performance. 2008 FFO, as adjusted by the Compensation Committee, was $2.48 per diluted share and unit. The financing objective included many factors, including those related to corporate equity and debt offerings, secured financings and re-financings, management of the Company’s revolving credit facility, management of the Company’s debt-to-equity ratio and maintaining appropriate capital capacity to fund the Company’s acquisition and redevelopment programs. The acquisitions target was set by the Compensation Committee for 2008 at $100 million of vacant property for our redevelopment program and

$200 million of income producing properties at an average cash capitalization rate of 8%. The company calculates cash capitalization rate by dividing the expected net operating income to be derived from the property by the total purchase price of the property. Net operating income represents rental revenue and tenant reimbursement revenue from the acquired property less rental property operating and maintenance, property taxes and insurance expense. The leasing objective was based on achieving certain leasing targets in 2008, together with a demonstration of close coordination between the leasing and asset management teams and the development of market awareness of and credibility for our company. Management met each of the objectives in 2008 and exceeded the maximum FFO target.

The organizational development goals for 2008 included displaying leadership, motivating employees to achieve high performance, fostering cross-organizational teamwork and cultivating employee engagement and alignment with our company’s core values. The operations objectives for 2008 included meeting or exceeding property level operating budgets, developing and executing policies and procedures and creating scalable departmental operating programs and customer facility solutions. The operations objectives for 2008 also included creating customer trust and growing our company’s brands by implementing programs and processes for infrastructure management, customer service, reliability and responsiveness.

The specific financial and operating goals and organizational development goals for each named executive officer were established by the Compensation Committee based on their areas of responsibility. Mr. Magnuson’s bonus was based 70% on financial and operating goals and 30% on organizational development goals. Mr. Foust’s bonus was based 70% on financial and operating goals and 30% on organizational development goals. Mr. Stein’s bonus was based 80% on financial and operating goals and 20% on organizational development goals. Mr. Peterson’s bonus was based 90% on financial and operating goals and 10% on organizational development goals. Mr. Crosby’s bonus was based 80% on financial and operating goals and 20% on organizational development goals.

The Compensation Committee, based in part on the recommendations of Management, determined each named executive officer’s bonus based on the achievement of the established goals. For 2008, the Committee determined that all established goals had been achieved or exceeded. Accordingly, the Compensation Committee awarded each executive officer other than Mr. Stein their maximum bonus for 2008. For Mr. Stein, in addition to the factors described above, the Compensation Committee considered Mr. Stein’s performance under challenging economic conditions and determined to increase his annual incentive bonus for 2008 to 125% of his base salary.

Equity Incentive Compensation

We have historically granted to our executive officers stock options and long-term incentive units in our operating partnership under our 2004 Incentive Award Plan. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis. The Compensation Committee believes that, while our annual bonus program provides awards for positive short-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. The program is intended to encourage high performance, promote accountability and ensure that the interests of the executives are aligned with the interests of our stockholders by linking a significant portion of executive compensation directly to increases in stockholder value.

2008 Long-Term Incentive Units Awards

The Compensation Committee believes that long-term incentive units are an effective incentive to retain our executive officers and increase their performance and closely align the interests of our executive officers with the long-term interests of our stockholders. Long-term incentive units may be issued to eligible participants for the performance of services to or for the benefit of our operating partnership. Long-term incentive units, other than class C profits interest units, whether vested or not, receive the same quarterly per-unit distributions as common units in our operating partnership, which equal the per-share distributions on our Common Stock.

Initially, long-term incentive units do not have full parity with common units with respect to liquidating distributions. If such parity is reached, vested long-term incentive units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership, including redemption rights.

In order to achieve full parity with common units, long-term incentive units must be fully vested and the holder’s capital account balance in respect of such long-term incentive units must be equal to the capital account balance of a holder of an equivalent number of common units. (The capital account balance attributable to each common unit is generally expected to be the same, in part because of the amount credited to a partner’s capital account upon their contribution of property to the operating partnership, and in part because the partnership agreement provides, in most cases, that allocations of income, gain, loss and deduction (which will adjust the partners’ capital accounts) are to be made to the common units on a proportionate basis. As a result, with respect to a number of long-term incentive units, it is possible to determine the capital account balance of an equivalent number of common units by multiplying the number of long-term incentive units by the capital account balance with respect to a common unit.)

A partner’s initial capital account balance is equal to the amount the partner paid (or contributed to the operating partnership) for its units and is subject to subsequent adjustments, including with respect to the partner’s share of income, gain or loss of the operating partnership. Because a holder of long-term incentive units generally will not pay for the long-term incentive units, the initial capital account balance attributable to such long-term incentive units will be zero. However, the operating partnership is required to allocate income, gain, loss and deduction to the partners’ capital accounts in accordance with the terms of the partnership agreement, subject to applicable Treasury Regulations. The partnership agreement provides that holders of long-term incentive units will receive special allocations of gain in the event of a sale or “hypothetical sale” of assets of our operating partnership prior to the allocation of gain to the Company or other limited partners with respect to their common units. The amount of such allocation will, to the extent of any such gain, be equal to the difference between the capital account balance of a holder of long-term incentive units attributable to such units and the capital account balance attributable to an equivalent number of common units. If and when such gain allocation is fully made, a holder of long-term incentive units will have achieved full parity with holders of common units. To the extent that, upon an actual sale or a “hypothetical sale” of the operating partnership’s assets as described above, there is not sufficient gain to allocate to a holder’s capital account with respect to long-term incentive units, or if such sale or “hypothetical sale” does not occur, such units will not achieve parity with common units.

The term “hypothetical sale” refers to circumstances that are not actual sales of the Company’s assets but that require certain adjustments to the value of the operating partnership’s assets and the partners’ capital account balances. Specifically, the partnership agreement provides that, from time to time, in accordance with applicable Treasury Regulations, the operating partnership will adjust the value of its assets to equal their respective fair market values, and adjust the partners’ capital accounts, in accordance with the terms of the partnership agreement, as if the operating partnership sold its assets for an amount equal to their value. Times for making such adjustments generally include the liquidation of the operating partnership, the acquisition of an additional interest in the operating partnership by a new or existing partner in exchange for more than a de minimis capital contribution, the distribution by the operating partnership to a partner of more than a de minimis amount of partnership property as consideration for an interest in the operating partnership, in connection with the grant of an interest in the operating partnership (other than a de minimis interest) as consideration for the performance of services to or for the benefit of the operating partnership (including the grant of a long-term incentive unit), and at such other times as may be desirable or required to comply with the Treasury Regulations.

The Compensation Committee approves awards of long-term incentive units on the basis of several factors, including the executive officer’s total compensation package, the executive officer’s roles and responsibilities within our company, the executive officer’s performance and achievement of the individual goals established for such executive officer, any significant accomplishments of the executive officer, our company’s financial and operating performance and competitive market data applicable to each executive officer’s position and functional responsibilities.

On February 25, 2008, the Compensation Committee approved an award of long-term incentive profits interest units in our operating partnership to certain of our named executive officers as set forth below in the “Executive Compensation—Grants of Plan Based Awards” table. Except for accelerated vesting in the event of a change in control of our company, long-term incentive units awarded in 2008 were subject to either time-based vesting or both time-based and performance-based vesting. Each executive received a number of performance-based long-term incentive units equal to 125% of the number of time-based long-term incentive units received by the executive. Based on the recommendations of management and a review of the Company’s business plan, the vesting of the performance-based long-term incentive units was based on our achievement of FFO per diluted share and unit results for the fiscal year ended December 31, 2008 (the “Performance Condition”). The Compensation Committee may adjust FFO to exclude profits, losses or expenses which the Compensation Committee determines to be non-recurring to give a more accurate picture of our annual performance. If our 2008 FFO had been less than $2.30 per diluted share and unit, none of the long-term incentive units would have satisfied the Performance Condition. If our 2008 FFO per diluted share and unit had been between $2.30 and $2.40, then a number of performance-based long-term incentive units equal to between 75% and 125% of the time-based long term incentive units would have satisfied the Performance Condition. Based on our 2008 FFO per diluted share and unit, as adjusted by the Compensation Committee, of $2.48, all of these long-term incentive units satisfied the Performance Condition. All of the long-term incentive units granted in 2008 are subject to time-based vesting based on the executive’s satisfaction of certain service conditions. The service conditions of the awards provide for 20% vesting on each of the first and second anniversaries of the original grant date and 30% vesting on each of the third and fourth anniversaries of the original grant date, provided the executive continues to be employed with our company on each anniversary date.

Acceleration of Time-Vesting Condition of 2005 Outperformance Awards

On August 4, 2008, our Compensation Committee approved amendments to the outperformance award agreements that we entered into with our executive officers in 2005. Pursuant to these amendments, all of the class C profits interest units granted pursuant to the outperformance award agreements that satisfied the performance condition (as set forth in the award agreements) on September 30, 2008, became fully vested. Prior to the amendment, 60 percent of the class C profits interest units that satisfied the performance condition on September 30, 2008 would have vested on September 30, 2008, with the remaining 40 percent of such class C profits interest units vesting ratably each month for 24 months. The Compensation Committee considered numerous factors when determining to amend the outperformance award agreements, including the intended tax treatment of the awards at the time the awards were granted, potential changes to current tax law that could affect the value of the awards, the amount of unvested equity incentives (including performance-based equity incentives) that would remain outstanding after the adoption of the amendment, the Company’s performance, including performance relative to the targets set forth in the 2005 outperformance award agreements, during the performance period, the accounting costs associated with the amendments and the impact on employees and employee retention. For more information about the 2005 Outperformance awards, see “Executive Compensation –Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2005 Outperformance Awards.”

Employment Agreements

We have entered into employment agreements with our named executive officers to help provide stability and security and encourage them to remain with us. These agreements include severance and change in control benefits, among other things. The terms of these severance and change in control arrangements are described below in more detail under the caption “Potential Payments upon Termination or Change in Control.” We provide these benefits to our named executive officers in order to give them the personal security and stability necessary for them to focus on the performance of their duties and responsibilities to us and to encourage retention through a potential change in control.

Perquisites

We provide our named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program objectives to better enable us to attract and retain superior executives for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. In 2008, we provided the named executive officers other than Mr. Magnuson with life insurance, medical, dental, vision and disability plan benefits, for which our named executive officers are charged the same rates as all other employees, 401(k) matching funds and parking. We paid Mr. Magnuson’s parking expense.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers other than compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Despite the fact that our annual incentive bonuses and certain equity-based compensation awards are determined based on the evaluation of our performance and take into consideration certain financial and strategic goals, the Compensation Committee does not apply these factors on a strict formulaic basis. As a result, this compensation may not satisfy the requirements of Section 162(m). We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes provided we distribute to our stockholders at least 100% of our taxable income each year. As a result, we do not expect that the payment of compensation that does not satisfy the requirements of Section 162(m) will have a material adverse federal income tax consequence to us, provided we continue to distribute at least 100% of our taxable income each year. In appropriate circumstances, the Compensation Committee therefore may elect to implement programs that recognize a full range of performance criteria important to our success and to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders, even where the compensation paid under such programs may not be deductible under Section 162(m).

Compensation Committee Report*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions with management, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Dennis E. Singleton, Chair

Ruann F. Ernst, Ph.D.

Kathleen Earley

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

*	The material in this report is not soliciting material, and is not deemed filed with the SEC.

Executive Compensation

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)(6)
Michael F. Foust,	2008	$542,500			$1,470,159	$41,790	$813,750		$102,095	(7)	$2,970,294
Chief Executive Officer	2007	508,333			547,223	40,525	762,500		50,052		1,908,633
	2006	418,750			311,223	28,497	595,000		57,116		1,410,586

A. William Stein,	2008	372,000	$93,000	(8)	871,414	33,363	372,000	(8)	68,581	(9)	1,810,358
Chief Financial Officer, Chief Investment Officer and Secretary	2007	356,667	89,175	(8)	310,947	30,413	267,525	(8)	40,014		1,094,741
	2006	335,833			192,947	18,385	231,200		47,963		826,328

Scott E. Peterson,	2008	325,500			637,777	33,363	325,500		$50,737	(10)	1,372,877
Senior Vice President, Acquisitions	2007	312,500			292,182	30,413	312,500		41,825		989,420
	2006	295,833			182,049	18,385	279,000		43,029		818,296

Christopher J. Crosby, Jr.,	2008	258,333			722,144	73,509	429,167		69,217	(11)	1,552,370
Senior Vice President, Sales and Technical Services	2007	241,667			272,025	63,779	420,900		38,118		1,036,489
	2006	200,000			94,358	39,723	400,000		34,075		768,156

Richard A. Magnuson,	2008	206,667			935,625	23,748	413,333		694	(12)	1,580,067
Chairman	2007	191,667			447,500	28,497	383,400		5,089		1,056,153
	2006	150,000			211,500	28,497	225,000		13,250		628,247

(1)	Represents salaries paid during each applicable year.
(2)	The amounts in this column represent the Company’s 2008 non-cash compensation expense under Financial Accounting Standard No. 123(R), “Share-Based Payments” related to long-term incentive units and class C profits interest units awarded in 2008 and in prior years. For a discussion of the valuation reflected in the Stock Awards column, refer to Note 10 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008, included in the Company’s annual report on Form 10-K for the year ended December 31, 2008. Amounts for 2008 include expense acceleration associated with the accelerated vesting of class C profits interest units granted 2005. See “—Compensation Discussion and Analysis—Description of Individual Elements of Compensation—Acceleration of 2005 Outperformance Awards.”
(3)	The amounts in this column represent the Company’s 2008 non-cash compensation expense under Financial Accounting Standard No. 123(R), “Share-Based Payments” related to stock options awarded in 2008 and in prior years. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 10 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008, included in the Company’s annual report on Form 10-K for the year ended December 31, 2008.
(4)	The amounts in this column represent performance-based cash incentive award payments that were earned during the specified year and paid in the following year.
(5)	The amounts in this column represent medical, dental, vision and disability insurance premiums, life insurance premiums, 401(k) matching funds, parking and distributions on unvested long-term incentive units, but exclude distributions paid on vested long-term incentive units.
(6)	Total salary, bonus and cash incentive awards paid in 2008 constituted the following percentages of total compensation for each named executive officer:

Michael F. Foust	45.7%
A. William Stein	46.2%

Scott E. Peterson	47.4%
Christopher J. Crosby, Jr.	44.3%
Richard A. Magnuson	39.2%

(7)	Includes $10,924 for medical, dental, vision and disability insurance premiums, $79,352 from distributions on unvested long-term incentive units and other amounts related to parking, life insurance premiums and 401(k) matching funds.
(8)	See “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—Annual Incentive Bonuses” for a discussion of Mr. Stein’s actual bonus relative to his target bonus for 2008. The portions of Mr. Stein’s 2008 and 2007 bonuses in excess of the maximum bonus targets of 100% of base salary in 2008 and 75% of base salary in 2007 do not constitute Non-Equity Incentive Plan Compensation and therefore are presented separately under the heading “Bonus.”
(9)	Includes $10,175 for medical, dental, vision and disability insurance premiums, $46,587 from distributions on unvested long-term incentive units and other amounts related to parking, life insurance premiums and 401(k) matching funds.
(10)	Includes $16,304 for medical, dental, vision and disability insurance premiums, $22,638 from distributions on unvested long-term incentive units and other amounts related to parking, life insurance premiums and 401(k) matching funds.
(11)	Includes $16,304 for medical, dental, vision and disability insurance premiums, $43,018 from distributions on unvested long-term incentive units and other amounts related to parking, life insurance premiums and 401(k) matching funds.
(12)	Includes parking expense.

Grants of Plan-Based Awards

The following table provides information concerning target payouts under plan-based awards granted or awarded during 2008 to each of our named executive officers.

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				2008 Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			2008 All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael F. Foust,		$542,500	(5)	$813,750	15,024	—	25,040		$937,498
Chief Executive Officer								20,032	749,998
A. William Stein,		279,000	(5)	372,000	9,015	—	15,024		562,499
Chief Financial Officer, Chief Investment Officer and Secretary								12,019	449,991
Scott E. Peterson,		325,500	(5)	325,500	3,005	—	5,008		187,500
Senior Vice President, Acquisitions								4,006	149,985
Christopher J. Crosby, Jr.		429,167	(5)	429,167	7,763	—	12,937		484,361
Senior Vice President, Sales and Technical Services								10,350	387,504
Richard A. Magnuson,		310,000	(5)	413,333	—	—	—	—	—
Chairman

(1)	Represents target cash incentive awards payable in 2009 based on 2008 performance. There were no threshold bonus award amounts. See the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column for actual 2008 bonuses paid.
(2)	Represents performance-based long-term incentive units our Operating Partnership awarded in 2008. Indicated threshold and maximum amounts correspond to the number of long-term incentive units that would have been awarded upon the achievement of specified minimum and maximum FFO targets, respectively. For more information on 2008 long-term incentive unit awards, see “—Compensation Discussion and Analysis—Description of individual elements of Compensation—2008 Long-Term Incentive Unit Awards.”
(3)	Represents time-based long-term incentive units in our operating partnership awarded in 2008. For more information on the 2008 long-term incentive unit awards, see “—Compensation Discussion and Analysis—Description of individual elements of Compensation—2008 Long-Term Incentive Unit Awards.”
(4)	Represents the Company’s non-cash compensation expense under Financial Accounting Standard No. 123(R), “Share-Based Payments” related to performance-based long-term incentive units and time-based long-term incentive units awarded in 2007. For a discussion of the valuation reflected in this column, refer to Note 10 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in the Company’s annual report on Form 10-K for the year ended December 31, 2008.
(5)	Represents target cash incentive awards based on amounts established for 2008. Actual cash incentive awards reflect salaries actually paid in 2008.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

2007 Outperformance Awards

As described above under “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—2007 Outperformance Awards,” on May 2, 2007, the Compensation Committee approved the grant to each of our named executive officers of an award of class C profits interest units of our operating partnership under our 2004 Incentive Award Plan. If the performance condition and the other vesting conditions are satisfied with respect to a class C profits interest unit, the class C profits interest unit will be treated in the same manner as the existing long-term incentive units issued by our operating partnership. Initially, class C profits interest units, like other long-term incentive units, will not have full parity with common units with respect to liquidating distributions. If such parity is reached, vested class C profits interest units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership, including redemption rights. For a discussion of the manner in which class C profits interest units may achieve parity with common units, see “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—2008 Long-Term Incentive Units Awards.”

The class C profits interest units subject to each 2007 award will satisfy the performance condition based on the achievement of a total stockholder return (which we refer to as the performance condition) as measured on November 1, 2008 (which we refer to as the first measurement date) and May 1, 2010 (which we refer to as the second measurement date). If:

•	with respect to the first measurement date, we achieve a total stockholder return equal to at least 18% over a period commencing on May 2, 2007 and ending on November 1, 2008; and

•

with respect to the second measurement date, we achieve a total stockholder return equal to at least 36% over a period commencing on May 2, 2007 and ending on the earlier of May 1, 2010 and the date of a change in control of our company, the performance condition will be deemed satisfied with respect to a number of class C profits interest units that is based on the executive’s allocated percentage of an aggregate performance award pool. For purposes of calculating the total stockholder return during this period, the initial value of our common stock will be equal to

$40.51 (which represents the five day trailing average of the closing prices of our common stock ending on May 1, 2007) and the ending value of our common stock will be based on the thirty day trailing average as of the applicable measurement date and will include an amount that would have been realized if all cash dividends paid during the performance period were reinvested in common stock on the applicable dividend payment date. We did not satisfy the performance condition at the first measurement date.

The aggregate amount of the performance award pool will be equal to 8% of the “excess stockholder value” created during the applicable performance period, but in no event will the amount of the pool exceed:

•	$17 million for the first measurement date; or

•	$40 million (less the amount of the performance award pool as of the first measurement date) for the second measurement date.

“Excess stockholder value” is equal to the excess of:

•

the aggregate market value of the total number of shares of common stock and units outstanding at the end of the performance period, plus the cumulative value of dividends paid during the performance period (assuming reinvestment in our common stock), over

•

an increase in the aggregate market value of the common stock and units as of May 1, 2007 of 18% with respect to the first measurement date and 36% with respect to the second measurement date, plus in each case a prorated increase in the aggregate market value of new shares of common stock and units issued by our company or our operating partnership during the performance period.

The first and second measurement dates may be accelerated as follows:

•

in the event that during any 60 consecutive calendar days ending prior to November 1, 2008 the performance award pool, if calculated on each trading day during such period, equals or exceeds $17 million on each such trading day, the first measurement date will be accelerated to the last calendar day of the 60-day period; and

•

in the event that during any 60 consecutive calendar days ending prior to May 1, 2010, the performance award pool, if calculated on each trading day during such period, equals or exceeds $40 million on each such trading day, the second measurement date will instead be accelerated to the last calendar day of the 60-day period.

Except in the event of a change in control of our company, 60% of the class C profits interest units that satisfy the performance condition will vest at the end of the three year performance period ending on May 1, 2010 and an additional 1/60th of such class C profits interest units will vest on the date of each monthly anniversary thereafter, provided that the executive’s service has not terminated prior to the applicable vesting date. If, however, a change in control of our company occurs on or before April 30, 2010 and we achieve a total annual stockholder return (based on the price per share paid in the change in control transaction) equivalent to at least 36% (prorated to the date of the change of control), 100% of the class C profits interest units that satisfy the performance condition as of the change in control date will vest immediately prior to the change in control. In addition, if a change in control of our company occurs after the second measurement date and the executive remains a service provider, the class C profits interest units will fully vest immediately prior to the change in control.

If the executive’s service is terminated due to death or disability (or without cause or for good reason if the executive’s employment agreement defines “cause” or contemplates a “good reason” termination) prior to the end of the performance period or change in control date and we later satisfy the performance condition, a pro rata portion of the class C profits interest units will then vest based on the executive’s length of service during the performance period (20% if the executive remained in service through May 1, 2008 and 1/60th on each subsequent monthly anniversary thereafter).

To the extent that any class C profits interest units fail to satisfy the performance condition at the end of the performance period (or the change in control date, if earlier), such class C profits interest units will automatically be cancelled and forfeited by the executive. In addition, any class C profits interest units which are not eligible for pro rata vesting in the event of a termination of the executive’s employment due to death or disability (or without cause or for good reason, if applicable) will automatically be cancelled and forfeited upon a termination of the executive’s employment.

In the event that the value of the executive’s allocated portion of the award pool that satisfies the performance condition equates to a number of class C profits interest units that is greater than the number of class C profits interest units awarded to the executive, we will make an additional payment to the executive in the form of a number of shares of our restricted stock equal to the difference. Sixty percent of the shares of restricted stock will be vested at the time of issuance and 1/60th of such shares will vest on each monthly anniversary thereafter, subject to full accelerated vesting in the event of a subsequent change in control of our company. If, however, this additional payment is made in connection with a change in control of our company that satisfies the performance condition, all of the shares issued will be fully vested at the time of issuance. If the executive’s service is terminated due to death or disability (or without cause or for good reason, if applicable) prior to the end of the performance period or change in control date, the executive will be entitled to receive a similar pro rata payment, based on his service during the performance period, in the form of shares of fully vested common stock rather than restricted stock, subject to compliance with applicable federal and state securities laws.

All determinations, interpretations and assumptions relating to the vesting and calculation of the awards under the class C profits interest units agreements will be made by the administrator of our First Amended and Restated 2004 Incentive Award Plan (presently the Compensation Committee). In addition, the administrator may, in its discretion, adjust or modify the methodology for calculating the vesting of the awards (other than the executive’s allocated percentage of the performance award pool) to account for events affecting the value of our common stock which the administrator of our Amended and Restated 2004 Incentive Award Plan does not consider indicative of our performance, such as the issuance of new common stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events.

2005 Outperformance Awards

On September 29, 2005, the Compensation Committee, based on the recommendations of SMG Advisory Group, the Compensation Committee’s former compensation consultant, approved the long-term, performance based equity compensation plan referred to as the 2005 Outperformance Plan. Awards under the 2005 Outperformance Plan were granted in the form of unvested class C profits interest units under our 2004 Incentive Award Plan.

The 2005 class C profits interest units were designed to reward executives to the extent we achieved a 10% or greater compound annual total stockholder return over a 36-month period that ended on September 29, 2008 (or earlier upon a change in control of our company). Class C profits interest units with a market value (based on the value of our common stock) equal to 7% of the “excess stockholder value” satisfied the performance condition (subject to a $40 million cap). Under the class C profits interest units agreements, “excess stockholder value” is equal to the excess of (x) the aggregate market value of the total number of shares of common stock and units outstanding at the end of the performance period, plus the cumulative value of dividends paid during the performance period (assuming reinvestment in our common stock), over (y) the aggregate market value of the common stock and units as of October 1, 2005 earning a compound annual rate of return equal to 10% during the performance period, plus the aggregate market value of new shares of common stock and units issued by our Company or our operating partnership during the performance period earning a compound annual rate of return equal to 10% from the date of issue through the end of the performance period. The excess stockholder value is allocated among recipients of the 2005 class C profits interest units based on their allocated percentage of the capped award “pool.”

The table below sets forth the names, number of 2005 class C profits interest units awarded, award pool percentages, and number of such units that satisfied the performance condition on September 29, 2008 with respect to our named executive officers:

Named Executive Officer	Class C Profits Interest Units	Award Pool Percentage	Class C Profits Interest Units (Satisfied Performance Condition)
Michael F. Foust	250,000	18.75%	162,338
A. William Stein	166,667	12.50%	102,825
Scott E. Peterson	166,667	12.50%	108,226
Christopher J. Crosby, Jr.	80,000	6.00%	51,949
Richard A. Magnuson	333,333	25.00%	216,451

On August 4, 2008, the Board approved amendments to the awards under the 2005 Outperformance Plan. Pursuant to these amendments, all of the class C profits interest units granted pursuant to the award agreements that satisfied the performance condition (as set forth in the award agreements) on September 30, 2008, became fully vested. Prior to the amendment, 60 percent of the class C profits interest units that satisfied the performance condition would have vested on September 30, 2008, with the remaining 40 percent of such class C profits interest units vesting ratably each month for 24 months. On September 30, 2008 all of the class C profits interest units satisfied the performance condition in full and became fully vested.

Employment Agreements

Michael F. Foust

On August 7, 2008, we entered into a new employment agreement with Mr. Foust, our Chief Executive Officer. On December 24, 2008, the employment agreement was amended for further compliance with Section 409A of the Code. The current term of Mr. Foust’s employment agreement extends until August 6, 2011, subject to automatic renewal for successive one-year periods unless either party provides notice of such party’s intention not to renew the employment agreement not less than 60 days prior to August 6, 2011.

Mr. Foust’s annual base salary pursuant to the employment agreement is currently $600,000, subject to increase in accordance with our policies in effect from time to time. Mr. Foust is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target and maximum annual bonuses for Mr. Foust are initially 100% and 150%, respectively, of his base salary. Mr. Foust is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives.

Mr. Foust’s employment agreement provides that if his employment is terminated (i) by us without “cause,” (ii) by Mr. Foust for “good reason” (each as defined in the employment agreement) or (iii) by Mr. Foust for any reason on or within 30 days after the six month anniversary of a “change in control” (as defined in the 2004 Incentive Award Plan), then, subject to Mr. Foust’s execution and non-revocation of a general release of claims, he will be entitled to a lump-sum termination payment within 30 days after the date of such termination in an amount equal to the sum of (a) three times the sum of his then-current annual base salary plus his maximum annual bonus for the fiscal year in which the termination date occurs, (b) the prorated portion of 150% of his then-current annual base salary for the partial fiscal year in which the termination date occurs (the “stub year bonus”), and (c) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus, if determined, or 150% of his base salary actually paid for such preceding year (the “prior year bonus”), if any. In addition, all outstanding unvested stock options and other equity-based awards held by Mr. Foust, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units and 2008 long-term incentive units awards), shall become fully vested and exercisable. With respect to any outstanding unvested stock options and other equity-based awards subject to performance-based vesting (including unvested class C profits interest units and 2008 long-term incentive units awards), Mr. Foust will continue to be deemed a “service provider” under the applicable award agreements until all such awards that ultimately satisfy the performance conditions, if any, vest. Further, in the event of any such termination described in this paragraph, Mr. Foust will be entitled to continued health insurance coverage at least equal to the coverage that would have been provided to him if his employment had not been terminated, for a period ending on the earlier of the first anniversary of such termination or the date on which he becomes eligible to receive comparable health insurance under a subsequent employer’s plan.

Mr. Foust’s employment agreement further provides that upon death or disability, he will be entitled to a lump-sum severance payment in an amount equal to the sum of (i) his then-current annual base salary, (ii) his maximum annual bonus for the fiscal year in which the termination date occurs, (iii) the stub year bonus, and (iv) the prior year bonus, if any. In addition, all equity-based awards held by Mr. Foust will be subject to the severance provisions described in the preceding paragraph.

Mr. Foust is entitled to an additional tax gross-up payment under his employment agreements if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The employment agreement of Mr. Foust contains confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment and for a one-year period thereafter. In addition, the employment agreement provides that, except in limited circumstances, Mr. Foust generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us.

A. William Stein

On August 7, 2008, we entered into a new employment agreement with Mr. Stein, our Chief Financial Officer and Chief Investment Officer. On December 24, 2008, the employment agreement was amended for further compliance with Section 409A of the Code. The current term of Mr. Stein’s employment agreement extends until August 6, 2011, subject to automatic renewal for successive one-year periods unless either party provides notice of such party’s intention not to renew the employment agreement not less than 60 days prior to August 6, 2011.

Mr. Stein’s annual base salary pursuant to the employment agreement is currently $389,000, subject to increase in accordance with our policies in effect from time to time. Mr. Stein is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target and maximum annual bonuses for Mr. Stein are initially 75% and 100%, respectively, of his base salary. Mr. Stein is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives.

Mr. Stein’s employment agreement provides that if his employment is terminated by us without “cause” or by Mr. Stein for “good reason” (each as defined in the employment agreement), then, subject to Mr. Stein’s execution and non-revocation of a general release of claims, he will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) the prorated portion of the maximum annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”), and (iii) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus, if determined, or the maximum bonus (the “prior year bonus”), if any.

Pursuant to Mr. Stein’s employment agreement, in the event of a termination of Mr. Stein’s employment by us without “cause” or by the executive for “good reason” on or within one year after a “change in control” (as defined in the 2004 Incentive Award Plan), in lieu of the severance payment set forth in the preceding paragraph, Mr. Stein will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) two times the amount of his then-current base salary, (ii) two times the greater of (a) his target annual bonus for the fiscal year in which the termination date occurs or (b) the annual bonus paid for the immediately preceding fiscal year, (iii) the stub year bonus, and (iv) the prior year bonus, if any. Mr. Stein will also be entitled to continued health insurance coverage at least equal to the coverage that would have been provided to him if his employment had not been terminated, for a period ending on the earlier of the first anniversary of such termination or the date on which he becomes eligible to receive comparable health insurance under a subsequent employer’s plan. In addition, all outstanding unvested stock options and other equity-based awards held by Mr. Stein, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units and other outperformance awards), shall become fully vested and exercisable; provided, that with respect to any stock options and other equity-based awards that were subject to a performance condition (including unvested class C profits interest units and 2008 long-term incentive units awards), such stock options or other equity-based awards shall only vest to the extent provided in the applicable award agreement.

Mr. Stein’s employment agreement further provides that upon death or disability, he will be entitled to a lump-sum severance payment in an amount equal to the sum of (i) his then-current annual base salary, (ii) his maximum annual bonus for the fiscal year in which the termination date occurs, (iii) the stub year bonus, and (iv) the prior year bonus, if any. In addition, all equity-based awards held by Mr. Stein will be subject to the severance provisions described in the preceding paragraph, except that with respect to any outstanding unvested stock options and other equity-based awards subject to performance-based vesting (including unvested class C profits interest units and 2008 long-term incentive units awards), Mr. Stein will continue to be deemed a “service provider” under the applicable award agreements until all such awards that ultimately satisfy the performance conditions, if any, vest.

Mr. Stein is entitled to an additional tax gross-up payment under his employment agreements if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The employment agreement of Mr. Stein contains confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment and for a one-year period thereafter. In addition, the employment agreement provides that, except in limited circumstances, Mr. Stein generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us.

Scott E. Peterson

On December 24, 2008, we entered into an amended and restated employment agreement with Mr. Peterson, Senior Vice President, Acquisitions. Mr. Peterson’s employment under this agreement is at-will and either party may terminate his employment for any reason or for no reason by giving 30 days notice to the other party.

Mr. Peterson’s annual base salary pursuant to the employment agreement is $339,066, subject to increase in accordance with our policies in effect from time to time. Mr. Peterson is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target and maximum annual bonuses for Mr. Peterson are initially 50% and 75%, respectively, of his base salary. Mr. Peterson is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated employees.

Mr. Peterson’s employment agreement provides that if his employment is terminated by us without “cause” (as defined in the employment agreement), then, subject to Mr. Peterson’s execution and non-revocation of a general release of claims, he will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to 50% of the sum of (i) his then-current annual base salary, and (ii) his target bonus for the fiscal year in which the termination date occurs.

Pursuant to Mr. Peterson’s employment agreement, in the event of a termination of Mr. Peterson’s employment by us without “cause” on or within one year after a “change in control” (as defined in the 2004 Incentive Award Plan), in lieu of the severance payment set forth in the preceding paragraph, Mr. Peterson will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) his then-current base salary, and (ii) the greater of (a) his target annual bonus for the fiscal year in which the termination date occurs or (b) the annual bonus paid for the immediately preceding fiscal year. Mr. Peterson’s employment agreement further provides that in the event of a termination of Mr. Peterson’s employment by us without “cause” within the six-month period immediately preceding a “change in control” in connection with such “change in control,” Mr. Peterson will be entitled to receive a lump-sum severance payment, within the earlier of (i) the six-month anniversary of his date of termination or (ii) the date on which the “change in control” occurs, in an amount equal to the excess of the amount of severance payable under the preceding sentence over the amount of severance payable under the preceding paragraph. Further, in the event of any such termination described in this paragraph, all outstanding unvested stock options and other equity-based awards held by Mr. Peterson, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units), shall become fully vested and exercisable; provided, that with respect to any stock options and other equity-based awards that were subject to a performance condition (including unvested class C profits interest units and 2008 long-term incentive units awards), such stock options or other equity-based awards shall only vest to the extent provided in the applicable award agreement.

Mr. Peterson’s employment agreement does not provide for any payments or benefits upon death or disability, or additional tax gross-up payment on so-called “excess parachute payments” under Section 4999 of the Code.

The employment agreement of Mr. Peterson contains confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment and for a six-month period thereafter.

Christopher J. Crosby, Jr.

On August 7, 2008, we entered into a new employment agreement with Mr. Crosby, Senior Vice President, Sales and Technical Services. On December 24, 2008, the employment agreement was amended for further compliance with Section 409A of the Code. The current term of Mr. Crosby’s employment agreement extends until August 6, 2011, subject to automatic renewal for successive one-year periods unless either party provides notice of such party’s intention not to renew the employment agreement not less than 60 days prior to August 6, 2011.

Mr. Crosby’s annual base salary pursuant to the employment agreement is $269,100, subject to increase in accordance with our policies in effect from time to time. Mr. Crosby is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target annual bonus for Mr. Crosby is initially 50% of his base salary plus 0.25% of leases signed, based on their contract value, up to a cap of $300,000. Mr. Crosby is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives.

Mr. Crosby’s employment agreement provides that if his employment is terminated by us without “cause” or by Mr. Crosby for “good reason” (each as defined in the employment agreement), then, subject to Mr. Crosby’s execution and non-revocation of a general release of claims, he will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of

(i) his then-current annual base salary, (ii) the prorated portion of the maximum annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”) and (iii) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus, if determined, or the maximum bonus (the “prior year bonus”), if any.

Pursuant to Mr. Crosby’s employment agreement, in the event of a termination of Mr. Crosby’s employment by us without “cause” or by the executive for “good reason” on or within one year after a “change in control” (as defined in the 2004 Incentive Award Plan), in lieu of the severance payment set forth in the preceding paragraph, Mr. Crosby will be entitled to receive a lump-sum severance payment within 60 days after the date of such termination in an amount equal to the sum of (i) two times the amount of his then-current base salary, (ii) two times the greater of (a) his target annual bonus for the fiscal year in which the termination date occurs or (b) the annual bonus paid for the immediately preceding fiscal year, (iii) the stub year bonus, and (iv) the prior year bonus, if any. Mr. Crosby will also be entitled to continued health insurance coverage at least equal to the coverage that would have been provided to him if his employment had not been terminated, for a period ending on the earlier of the first anniversary of such termination or the date on which he becomes eligible to receive comparable health insurance under a subsequent employer’s plan. In addition, all outstanding unvested stock options and other equity-based awards held by Mr. Crosby, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units and other outperformance awards), shall become fully vested and exercisable; provided, that with respect to any stock options and other equity-based awards that were subject to a performance condition (including unvested class C profits interest units and 2008 long-term incentive units awards), such stock options or other equity-based awards shall only vest to the extent provided in the applicable award agreement.

Mr. Crosby’s employment agreement further provides that upon death or disability, he will be entitled to a lump-sum severance payment in an amount equal to the sum of (i) his then-current annual base salary, (ii) his maximum annual bonus for the fiscal year in which the termination date occurs, (iii) the stub year bonus, and (iv) the prior year bonus, if any. In addition, all equity-based awards held by Mr. Crosby will be subject to the severance provisions described in the preceding paragraph , except that with respect to any outstanding unvested stock options and other equity-based awards subject to performance-based vesting (including unvested class C profits interest units and 2008 long-term incentive units awards), Mr. Crosby will continue to be deemed a “service provider” under the applicable award agreements until all such awards that ultimately satisfy the performance conditions, if any, vest.

Mr. Crosby is entitled to an additional tax gross-up payment under his employment agreements if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

The employment agreement of Mr. Crosby contains confidentiality provisions which apply indefinitely and non-solicitation provisions which will apply during the term of his employment and for a one-year period thereafter. In addition, the employment agreement provides that, except in limited circumstances, Mr. Crosby generally may not compete with us through the acquisition or ownership of technology-related real estate properties in the United States or Europe during the term of his employment with us.

Richard A. Magnuson

On August 7, 2008, we entered into a new employment agreement with Mr. Magnuson, the Chairman of our Board. On December 24, 2008, the employment agreement was amended for further compliance with Section 409A of the Code. The current term of Mr. Magnuson’s employment agreement extends until August 6, 2011, subject to automatic renewal for successive one-year periods unless either party provides notice of such party’s intention not to renew the employment agreement not less than 60 days prior to August 6, 2011.

Mr. Magnuson has agreed to waive his right to receive all cash compensation payable to him for serving as a member of our Board. Mr. Magnuson’s annual base salary pursuant to the employment agreement is currently $215,280, subject to increase in accordance with our policies in effect from time to time. Mr. Magnuson is eligible for an annual cash performance bonus under our incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The target and maximum annual bonuses for Mr. Magnuson are initially 150% and 200%, respectively, of his base salary.

Mr. Magnuson’s employment agreement provides that if he is terminated (i) by us without “cause,” (ii) by Mr. Magnuson for “good reason” (each as defined in the employment agreement) or, (iii) by Mr. Magnuson for any reason on or within 30 days after the six month anniversary of a “change in control” (as defined in the 2004 Incentive Award Plan), then, subject to Mr. Magnuson’s execution and non-revocation of a general release of claims, he will be entitled to a lump-sum termination payment within 30 days after the date of such termination in an amount equal to the sum of (a) three times the sum of his then-current annual base salary plus his target annual bonus for the fiscal year in which the termination date occurs, (b) the prorated portion of the target annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”), and (c) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus, if determined, or the target bonus (the “prior year bonus”), if any. In addition, all outstanding unvested stock options and other equity-based awards held by Mr. Magnuson, other than any equity award that is subject to performance-based vesting (including unvested class C profits interest units), shall become fully vested and exercisable. With respect to any outstanding unvested stock options and other equity-based awards subject to performance-based vesting (including unvested class C profits interest units), Mr. Magnuson will continue to be deemed a “service provider” under the applicable award agreements until all such awards that ultimately satisfy the performance conditions, if any, vest. Further, termination of Mr. Magnuson as an employee of our company or operating partnership will not automatically affect his status as a director or as the Chairman of our Board.

Mr. Magnuson’s employment agreement further provides that upon death or disability, he will be entitled to a lump-sum severance payment in an amount equal to the sum of (i) his then-current annual base salary, (ii) his target annual bonus for the fiscal year in which the termination date occurs, (iii) the stub year bonus, and (iv) the prior year bonus, if any. In addition, all equity-based awards held by Mr. Magnuson will be subject to the severance provisions described in the preceding paragraph.

Mr. Magnuson is entitled to an additional tax gross-up payment under his employment agreements if any amounts paid or payable to him would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments of 10% or less would render the excise tax inapplicable, then the payments will be reduced by such amount and we will not be required to make the gross-up payment.

Mr. Magnuson’s employment agreement contains confidentiality provisions which apply indefinitely and fiduciary duty provisions that will apply during the term of his employment.

Definitions

As used in the employment agreements of each of our named executive officers, “cause” shall generally mean the occurrence of any one or more of the following events:

•

With respect to Messrs. Foust, Stein, Crosby and Magnuson: (i) willful and continued failure to substantially perform the executive’s duties with our company (other than any such failure resulting from the executive’s incapacity due to physical or mental illness); (ii) willful commission of an act of fraud or dishonesty resulting in economic or financial injury to our company or its subsidiaries or affiliates; (iii) conviction of, or entry of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iv) willful breach by the executive of any fiduciary duty owed to our company which results in economic or other injury to our company or its subsidiaries or affiliates; (v) willful and gross misconduct in the performance of the executive’s duties that results in economic or other injury to our company or its subsidiaries or affiliates; (vi) willful and material breach of the restrictive covenants set forth in the employment agreement; or (vii) material breach by the executive of any of his other obligations under the employment agreement. Solely with respect to Messrs. Foust and Magnuson, each of their employment agreements provides that in the event of a termination of employment by our company (other than by reason of death or disability or pursuant to clause (iii) of this paragraph) on or within one year after a change in control or within the six month period immediately preceding a “change in control” in connection with such change in control, it shall be presumed that such termination was effected by our company other than for cause unless the contrary is established by our company.

•

With respect to Mr. Peterson: (i) willful and gross misconduct which materially injures the general reputation of any member of our company or interferes with contracts or operations of any member of our company; (ii) conviction of, or entry of a guilty or no contest plea to, a felony or any crime involving moral turpitude; (iii) fraud, misrepresentation, or breach of trust by him in the course of his employment which adversely affects any member of our company; (iv) willful and gross misconduct in the performance of his duties hereunder that results in economic or other injury to our company or its subsidiaries or affiliates; (v) a material breach of the restrictive covenants set forth in the employment agreement; or (vi) a material breach by him of any of his obligations under the employment agreement.

As used in the employment agreements of Messrs. Foust, Stein, Crosby and Magnuson, “disability” shall mean a disability that qualifies or, had the executive been a participant, would qualify him to receive long-term disability payments under our company’s group long-term disability insurance plan or program, as it may be amended from time to time.

As used in the employment agreements of Messrs. Foust, Stein, Crosby and Magnuson, “good reason” shall generally mean the occurrence of any one or more of the following events without the executive’s prior written consent, along with our company’s failure to cure within 30 days after the receipt of notice thereof:

•

With respect to Messrs. Foust, Stein and Crosby: (i) assignment of any duties materially inconsistent with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement, or any other action by our company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by our company; (ii) reduction in the case of Mr. Foust, and material reduction in the case of Messrs. Stein and Crosby, of annual base salary or bonus opportunity, each as in effect on the date of the employment agreement or as the same may be increased from time to time; (iii) the relocation of our offices at which the executive is principally employed to a location more than 45 miles from such location, or our company’s requiring him to be based at a location more than 45 miles from such principal place of employment, except for required travel on company business; or (iv) failure to obtain a satisfactory agreement from any successor to assume and agree to perform our company’s obligations under the employment agreement.

•

With respect to Mr. Magnuson: (i) assignment of any duties materially inconsistent with those duties or responsibilities as contemplated by the employment agreement, or any other action by our company which results in a material diminution in his position, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by our company; (ii) reduction of annual base compensation or bonus opportunity, each as in effect on the date of the employment agreement or as the same may be increased from time to time; (iii) the relocation of our offices at which he is principally employed to a location more than 45 miles from such location, or our company’s requiring him to be based at a location more than 45 miles from such principal place of employment, except for required travel on company business; (iv) failure to obtain a satisfactory agreement from any successor to assume and agree to perform our company’s obligations under the employment agreement; or (v) the failure of our company’s stockholders to re-elect him to the Board (other than by reason of his choosing not to stand for re-election), or our company’s (or a successor’s) removal of him from, or failure to nominate him to, the Board (unless cause exists for such removal or failure).

As used in the employment agreements of each of our named executive officers, “change in control” means the occurrence of any of the following events:

•

the acquisition, directly or indirectly, by any person or group of beneficial ownership of securities entitled to vote generally in the election of directors (referred to as voting securities) that represent 35% or more of the combined voting power of our then outstanding voting securities, subject to certain exceptions;

•

individuals who, as of the date of the closing of our initial public offering constitute the Board cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of the agreement whose election by our stockholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the incumbent Board will be considered as though such individual were a member of the incumbent Board;

•

our consummation (whether directly or indirectly through one or more intermediaries) of a merger, consolidation, reorganization, or business combination or a sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity, in each case, other than a transaction;

•

which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, us or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

after which no person or group, other than Global Innovation Partners, LLC or CALPERS, or any affiliate thereof, beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; or

•	approval by our stockholders of our liquidation or dissolution.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)(1)	Market Value of Shares of Stock or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Michael F. Foust,	31,316	—	—	$12.00	10/28/14	48,931	$1,607,383	112,608	$—
Chief Executive Officer	3,483	7,517	—	41.73	05/02/17
A. William Stein,	33,242	—	—	12.00	10/28/14	28,797	945,981	56,304	—
Chief Financial Officer, Chief Investment Officer and Secretary	3,483	7,517	—	41.73	05/02/17
Scott E. Peterson,	—	—	—	12.00	10/28/14	13,649	448,370	52,551	—
Senior Vice President, Acquisitions	3,483	7,517	—	41.73	05/02/17
Christopher J. Crosby, Jr	15,153	—	—	12.00	10/28/14	26,862	882,417	65,688	—
Senior Vice President, Sales and Technical Services	5,000	19,167	—	20.37	11/08/15
	6,966	15,034	—	41.73	05/02/17
Richard A. Magnuson,	125,263	—	—	12.00	10/28/14	—	—	112,608	—
Chairman

(1)	Represents long-term incentive units in our operating partnership. Each award will vest with respect to 20% of the long-term incentive units subject thereto on each of the first and second anniversaries of the date of grant, and with respect to 30% of the long-term incentive units subject thereto on each of the third and fourth anniversaries of the date of grant.
(2)	Based on the closing market price of our common stock on December 31, 2008 (the last trading day of the 2008 fiscal year) of $32.85 per share.
(3)	Represents class C profits interest units in our operating partnership granted in 2007 and described above under “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—2007 Outperformance Awards.” The vesting of the class C profits interest units depends on satisfaction of the “performance condition” and the other factors described under “Compensation Discussion and Analysis—Description of Individual Elements of Compensation—2007 Outperformance Awards.”
(4)	Represents a zero payout value for the class C profits interest units issued in 2007, assuming the measurement date for determining satisfaction of the performance condition was December 31, 2008.

Option Exercises And Stock Vested

The following table discloses the number of options exercised by our named executive officers during 2008, and the value realized by these officers on exercise. The following table also discloses the number of long-term incentive units and class C profits interest units which vested during 2008, and the value realized by these officers on vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2),(3)
Michael F. Foust, Chief Executive Officer	31,316	$1,046,301	170,468	$7,813,708
A. William Stein, Chief Financial Officer, Chief Investment Officer and Secretary	—	—	107,275	4,367,825
Scott E. Peterson, Senior Vice President, Acquisitions	20,204	404,080	112,291	5,156,894
Christopher J. Crosby, Jr . Senior Vice President, Sales and Technical Services	30,153	766,157	56,548	2,578,155
Richard A. Magnuson, Chairman	—	—	216,451	10,000,036

(1)	Value realized on exercise of stock options is calculated based on the difference between the per share closing market price of our common stock on the date of exercise and the exercise price of such options.
(2)	Includes class C profits interest units that vested in 2008 upon the acceleration of outperformance awards granted in 2005. See “—Compensation Discussion and Analysis—Description of Individual Elements of Compensation—Acceleration of 2005 Ouperformance Awards.”
(3)	Value realized on vesting of long-term incentive units is calculated based on the per share closing market price of our common stock on the vesting dates of such units and assumes those units were exchanged for common stock and sold on that date.

Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to certain benefits upon a change in control of the Company, including that all long-term incentive units (other than certain performance-based vesting units) and stock options held by them will become fully vested and exercisable upon a change in control, even absent a termination of employment. In addition, class C profits interest units will vest to the extent that specified performance targets are satisfied at the time of the change in control. Our named executive officers are also entitled to severance payments pursuant to the terms of their employment agreements, as set forth under “—Employment Agreements” above.

The following table sets forth an estimate of the payments to be made to our named executive officers in the event any of the terminations described above or a change in control occurs, assuming that the triggering event took place on December 31, 2008.

Name	Without Cause or for Good Reason (without Change in Control)		Death or Disability		Without Cause or for Good Reason (with Change in Control)
Michael F. Foust,
Chief Executive Officer
Severance Payment	$4,898,250		$2,178,750		$4,898,250
Unvested Stock Options	—		—		—
Unvested Profits Interest Units	1,805,732		1,805,732		1,805,732
Class C Profits Interest Units	—	(1)	—	(1)	—	(1)
Health Insurance	10,924		—		10,924
280G Tax Gross-up Payment	—		—		1,912,101

A. William Stein,
Chief Financial Officer, Chief Investment Officer and Secretary
Severance Payment	$746,400		$1,118,400		$2,012,550
Unvested Stock Options	—		—		—
Unvested Profits Interest Units	—		657,995		657,995
Class C Profits Interest Units	—		—	(1)	—
Health Insurance	—		—		10,924
280G Tax Gross-up Payment	—		—		688,822

Scott E. Peterson,
Senior Vice President, Acquisitions
Severance Payment	$326,550	(2)	—		$653,100	(2)
Unvested Stock Options	—		—		—
Unvested Profits Interest Units	—		—		376,412
Class C Profits Interest Units	—		—		—
Christopher J. Crosby, Jr.
Senior Vice President, Sales and Technical Services
Severance Payment	$689,167		$1,118,334		$1,807,501
Unvested Stock Options	—		239,200		239,200
Unvested Profits Interest Units	—		1,304,011		1,304,011
Class C Profits Interest Units	—		—	(1)	—
Health Insurance	—		—		16,304
280G Tax Gross-up Payment	—		—		538,580

Name	Without Cause or for Good Reason (without Change in Control)(1)		Death or Disability		Without Cause or for Good Reason (with Change in Control) (1)
Richard A. Magnuson,
Chairman
Severance Payment	$1,864,000		$828,000		$1,864,000
Unvested Stock Options	—		—		—
Unvested Profits Interest Units	—		—		—
Class C Profits Interest Units	—	(1)	—	(1)	—	(1)
280G Tax Gross-up Payment	—		—		721,432
(1)	Pursuant to the executive’s employment agreement, the executive will continue to be deemed a “service provider” under all performance-based vesting awards, including the 2007 class C profits interest units, until all such awards that ultimately satisfy their performance conditions, if any, vest. Table assumes no further vesting of the 2007 class C profits interest units subsequent to December 31, 2008.
(2)	Mr. Peterson’s employment agreement does not provide for any benefits upon termination by Mr. Peterson “for good cause.”

2009 Salary and Bonus Targets

In February 2009, the Compensation Committee set the following salaries for our named executive officers. The 2009 salaries became effective March 15, 2009. Bonus target and maximum amounts as a percentage of base salary were not changed.

Name	2009 Salary
Michael F. Foust	$600,000
A. William Stein	389,000
Scott E. Peterson	339,066
Christopher J. Crosby	269,100
Richard A. Magnuson	215,280

For 2009, based on the recommendations of management, a review of the Company’s business plan, and the analysis provided by the Compensation Committee’s compensation consultant, the Compensation Committee established financial and operating goals and organizational development goals for each named executive officer. The financial and operating goals include FFO, financing objectives, acquisitions targets, leasing and marketing objectives and operations objectives. For the purpose of determining bonuses, the compensation committee may adjust FFO to exclude profits, losses or expenses which the Compensation Committee determined to be non-recurring to give a more accurate picture of our annual performance.

The organizational development goals for 2009 include the executive’s leadership, development and motivation of employees to achieve high performance, the executive’s fostering of cross-organizational teamwork and the cultivation of employee engagement and alignment with our company’s core values. The operations objectives for 2009 include implementation of consistent operations reporting and forecasting, continued implementation of the customer service program and web-based tenant portal, and implementation of an appropriate staffing plan. The operations objectives for 2009 also include meeting or exceeding property level operating budgets, meeting or exceeding a portfolio level gross operating margin target, and the achievement of tenant retention goals.

The specific financial and operating goals and organizational development goals for each named executive officer were established by the Compensation Committee based on their areas of responsibility. Mr. Magnuson’s bonus will be based 70 % on financial and operating goals and 30% on organizational development goals. Mr. Foust’s bonus will be based 70% on financial and operating goals and 30% on organizational development goals. Mr. Stein’s bonus will be based 80% on financial and operating goals and 20% on organizational development goals. Mr. Peterson’s bonus will be based 90% on financial and operating goals and 10% on organizational development goals. Mr. Crosby’s bonus will be based 80% on financial and operating goals and 20% on organizational development goals.

NON-EMPLOYEE DIRECTOR COMPENSATION

We use a combination of cash and equity-based incentive compensation to attract and retain qualified non-employee director candidates to serve on our Board. In setting non-employee director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to our Company as well as the skill level we require of members of our Board.

Compensation of Directors

Each of our directors who is not an employee of our Company or any of our subsidiaries receives an annual fee of $25,000 for services as a director and receives $1,500 for each meeting attended in person and $750 for each meeting attended telephonically. Directors who serve on the Audit, Nominating and Corporate Governance and/or Compensation Committees receive a fee of $1,000 for each committee meeting attended in person and $750 for each committee meeting attended telephonically. The director who serves as the chair of the Audit Committee receives an additional annual retainer of $15,000; the Director who serves as the chair of the Compensation Committee receives an additional annual retainer of $7,500; and the director who serves as the chair of the Nominating and Corporate Governance Committee receives an additional annual retainer of $5,000.

Directors who are also our employees or employees of any of our subsidiaries do not receive compensation for their services as directors.

Our 2004 Incentive Award Plan provides for formula grants of long-term incentive units to non-employee directors. Each person who was a non-employee director as of the date of the pricing of our initial public offering (the “pricing date”) was granted 6,448 fully vested long-term incentive units on that date. Pursuant to the terms of the 2004 Incentive Award Plan, each person who was a non-employee director as of the pricing date will automatically be granted 1,000 long-term incentive units on the date of each annual meeting of stockholders after the date of our initial public offering at which the director is re-elected to our Board, commencing with the third annual meeting after the date of our initial public offering. Pursuant to the terms of the 2004 Incentive Award Plan, each person who is initially elected to our Board after the pricing date and who is a non-employee director at the time of his or her initial election will automatically be granted (i) 6,448 fully vested long-term incentive units on the date of the initial election and (ii) 1,000 long-term incentive units on the date of each annual meeting of stockholders after the initial election at which the director is re-elected to our Board, commencing with the third annual meeting after the initial election. If a non-employee director does not qualify as an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended (the “Act”), on the date of any grant of long-term incentive units to the director, then he or she will not receive a grant of long-term incentive units, and instead will automatically be granted an equivalent number of shares of our common stock at a per share purchase price equal to the par value of the stock, and subject to the same vesting schedule as would have applied to the corresponding grant of long-term incentive units.

All initial grants of long-term incentive units awarded to non-employee directors as described above will be vested in full as of the date of grant. On May 5, 2008, our 2004 Incentive Award Plan was amended to provide that, effective for all subsequent annual grants awarded to non-employee directors on or after the fourth annual meeting of our stockholders following our initial public offering, each award will vest with respect to 20% of the long-term incentive units subject thereto on each of the first and second anniversaries of the date of grant, and with respect to 30% of the long-term incentive units subject thereto on each of the third and fourth anniversaries of the date of grant. Any subsequent annual grants made prior to the amendment will continue to vest with respect to 20% of the long-term incentive units subject thereto on the first anniversary of the grant date and with respect to an additional 1/60th of the long-term incentive units subject thereto on each monthly anniversary thereafter.

The 2004 Incentive Award Plan was also amended to provide that, unless otherwise determined by the plan administrator, awards granted under the plan may be transferred to certain permitted transferees, provided that certain conditions are satisfied.

The table below summarizes the compensation we paid to non-employee directors for the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
Laurence A. Chapman	$54,250	$8,346	—	—	N/A	$1,956	$64,552
Kathleen Earley	44,000	8,346	—	—	N/A	1,956	54,302
Ruann F. Ernst, Ph.D	40,750	8,346	—	—	N/A	1,956	51,052
Dennis E. Singleton	45,750	8,346	—	—	N/A	1,956	56,052

(1)	The amounts in this column represent the Company’s non-cash compensation expense under Financial Accounting Standard No. 123(R), “Shared-Based Payments” related to long-term incentive units awarded in 2008 and in prior years. For a discussion of the valuation reflected in the Stock Awards column, refer to Note 10 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008, included in the Company’s annual report on Form 10-K for the year ended December 31, 2008.
(2)	Reflects distributions on unvested long-term incentive units. Excludes distributions on vested long-term incentive units.

EQUITY COMPENSATION PLAN TABLE

The following table provides information with respect to shares of our Common Stock that may be issued under our existing equity compensation plan.

Equity Compensation Plan Information(1)

	(a)	(b)	(c)	(d)
	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options(2)	Number of shares of Restricted Common Stock and Common Stock issuable upon redemption of outstanding long- term incentive units and class C units(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (c))(4)
Plan Category
Equity Compensation plans approved by stockholders	929,011	$29.70	2,118,326	4,365,144
Equity Compensation plans not approved by stockholders	N/A	N/A	N/A	N/A

(1)	Information as of December 31, 2008.
(2)	The weighted-average remaining term is 7.37 years.
(3)	The number of unvested full-value awards is 1,109,240.
(4)	Includes shares available for future restricted stock grants and shares issuable upon redemption of long-term incentive units available to be granted under the 2004 Incentive Award Plan.

AUDIT MATTERS

Audit Committee Report*

The Audit Committee assists the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and its internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2008 with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope of and plans for the audit by KPMG LLP. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by the management of the Company and by KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Laurence A. Chapman, Chair

Ruann F. Ernst, Ph.D.

Dennis E. Singleton

*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Independent Registered Public Accounting Firm

The following summarizes the fees incurred for KPMG LLP’s services for the years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees(1)	$1,478,099	$1,398,815
Audit-Related Fees(2)	173,750	171,000

Total Fees	$1,651,849	$1,569,815

(1)	“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the Company’s common and preferred stock offerings, audits of statements of revenue and certain expenses for acquired properties, reviews of the Company’s quarterly financial statements, and audits of the Company’s annual financial statements.
(2)	“Audit-related fees” include fees relating to audits of separate financial statements for certain properties which were required by lenders for such properties and other audit services related to lender requirements.

All audit and audit-related services provided by KPMG LLP were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

200 Paul Avenue and 1100 Space Park Drive Contribution Agreement

In connection with the consummation of our initial public offering, our operating partnership entered into a contribution agreement with San Francisco Wave Exchange, LLC, Santa Clara Wave Exchange, LLC and Exchange Colocation, LLC, referred to below as the eXchange parties, pursuant to which the eXchange parties contributed their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities to the operating partnership in exchange for cash, units and the assumption of debt.

Under the eXchange parties’ contribution agreement, we agreed to indemnify each eXchange party against adverse tax consequences in the event our operating partnership directly or indirectly, sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in 200 Paul Avenue or 1100 Space Park Drive until the earlier of November 3, 2013 and the date on which these contributors hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering. These tax indemnities do not apply to the disposition of a restricted property pursuant to a transaction described in Section 721, 1031 or 1033 of the Code, or other applicable non-recognition provision under the Code.

Under the eXchange parties’ contribution agreement, we also agreed to make $17.8 million of indebtedness available for guaranty by these parties until the earlier of November 3, 2013 and the date on which these contributors or certain transferees hold less than 25% of the units issued to them in the formation transactions consummated concurrently with our initial public offering.

Right of First Offer Agreements

We have a right of first offer agreement with respect to a property in Frankfurt, Germany which is currently owned by GI Partners, a private equity fund for which Richard Magnuson, our Chairman, serves as chief executive officer. Pursuant to the agreement, we have the right to make the first offer to purchase the property if GI Partners decides to sell it. If we make an offer that is rejected, GI Partners may sell the property, but only to a third party within 180 days thereafter, on terms that are better than the terms of our offer or the unsolicited offer that we elected not to match. Any purchase by us of this property may be paid by us with units, with each unit valued at the then-fair market value of a share of our Common Stock, or in cash. The right of first offer agreements will expire on the earlier of December 31, 2009, upon the completion of the dissolution of GI Partners or the date on which GI Partners no longer owns the property. GI Partners has notified us that it is considering selling the property. We do not intend to exercise our right of first offer at this time.

Registration Rights

We have granted those persons who received units in the formation transactions, including Cambay Tele.com, LLC and Wave Exchange, LLC (affiliates of the eXchange parties), certain registration rights with respect to the shares of our Common Stock that may be acquired by them in connection with the exercise of the redemption/exchange rights under the partnership agreement of our operating partnership. These registration rights require us to use our commercially reasonable efforts to keep effective a “shelf” registration statement covering all such shares of Common Stock. In addition, Cambay Tele.com, LLC and Wave Exchange, LLC have the right, on one occasion, to require us to undertake a “demand” registration.

tel(x) Agreements

In December 2006, we entered into ten leases with tel(x), in which tel(x) provides enhanced meet-me-room services to customers, and during 2008 we entered into two turn-key datacenter leases with tel(x). tel(x) was acquired by GI Partners Fund II, LLP in November 2006. Richard Magnuson, our Chairman, is also the chief executive officer of the advisor to GI Partners Fund II, LLP. Our consolidated statements of operations include rental revenues of approximately $16.1 million from tel(x) for the year ended December 31, 2008. In connection with the lease agreements, we entered into an operating agreement with tel(x), effective as of December 1, 2006, with respect to joint sales and marketing efforts, designation of representatives to manage the national relationship between us and tel(x) and future meet-me-room facilities. Under the operating agreement, tel(x) has a sixty-day option to enter into a meet-me-room lease for certain future meet-me-room buildings acquired by us or any buildings currently owned by us that are converted into a meet-me-room building.

We also entered into a referral agreement with tel(x), effective as of December 1, 2006, with respect to referral fees arising out of potential future lease agreements for rentable space in buildings covered by the meet-me-room lease agreements. Additionally, we had the right to purchase approximately 10% or 1.6 million shares of tel(x) preferred stock. The purchase price would have been calculated as GI Partners Fund II, LLP’s initial cost plus a 12% per annum return. We had the right to purchase, at market, a pro-rata share of any follow on tel(x) equity transactions to prevent dilution to our option to acquire approximately 10%. The option to purchase the preferred stock expired in November 2008.

Indemnification Agreements

We have entered into indemnification agreements with all of our named executive officers and other executive officers and with each of our directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that:

•

If a director or executive officer is a party or is threatened to be made a party to any proceeding, other than a proceeding by or in the right of our Company, by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or other services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful.

•

If a director or executive officer is a party or is threatened to be made a party to any proceeding by or in the right of our Company to procure a judgment in our Company’s favor by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•

the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the director or executive officer actually received an improper personal benefit in money, property or services;

provided, however, that we will have no obligation to indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding.

•	Upon application of a director or executive officer of our Company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•

the court determines that such director or executive officer is entitled to indemnification under the applicable section of the Maryland General Corporation Law (the “MGCL”), in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•

the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL;

provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our Company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

•

Notwithstanding, and without limiting any other provisions of the agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our Company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

•

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our Company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

•	We must pay all indemnifiable expenses to the director or executive officer within 20 calendar days following the date the director or executive officer submits proof of the expenses to us.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ANNUAL REPORT ON FORM 10-K

Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2008, by downloading the report from the Investor Relations section of the Company’s Internet site at www.digitalrealtytrust.com, from the Company’s e-proxy website at http://proxy.digitalrealtytrust.com, or by writing to Investor Relations, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2008, the Reporting Persons met all applicable Section 16(a) filing requirements except that a Form 4 filed for Mr. Stein on October 2, 2008 was amended on December 18, 2008 in order to correct the underreporting of the number of class C profits interest units initially granted on October 27, 2005 that satisfied the specified performance condition as of September 30, 2008.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the Company’s 2010 annual meeting. To be eligible for inclusion in the Company’s 2010 Proxy Statement, your proposal must be received in writing not later than November 30, 2009 and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an annual meeting, including nominations, whether or not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2010 Annual Meeting, you must comply with the procedures contained in our Bylaws, including notifying the Company in writing in a timely manner, and such business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to our Secretary at our principal executive office at 560 Mission Street, Suite 2900, San Francisco, California 94105 not earlier than November 7, 2009 and not later than 5:00 P.M. Pacific Time, on December 8, 2009. In the event that the date of the 2010 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2009 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of the meeting and not later than 5:00 P.M., Pacific Time, on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting. If we have not received notice of a stockholder proposal or nomination within the time period specified above, the persons entitled to vote the proxies solicited by this proxy statement will have the the ability to vote on such matters in their discretion pursuant to Rule 14a-4(c)(1) and Rule 14a-5(e)(2) under the Exchange Act.

Our Bylaws provide that nominations of individuals for election to the Board and the proposal of business to be considered by our stockholders may be made at an annual meeting pursuant to the Company’s notice of meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws. A stockholder’s notice regarding a director nomination shall set forth:

•	as to each individual whom the stockholder proposes to nominate for election or reelection as a director;

•	the name, age, business address and residence address of such individual,

•	the class, series and number of any shares of stock of the Company that are beneficially owned by such individual,

•	the date such shares were acquired and the investment intent of such acquisition, and

•

all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected),

•

as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom,

•	as to the stockholder giving the notice and any Stockholder Associated Person;

•

the class series and number of all shares of stock of the Company which are owned by such stockholder and such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by such Stockholder Associated Person, and

•	the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•

to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder means:

•	any person controlling, directly or indirectly, or acting in concert with, such stockholder;

•	any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder; and

•	any person controlling, controlled by or under the common control with such Stockholder Associated Person.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

You may write to the Secretary of the Company at our principal executive office, 560 Mission Street, Suite 2900, San Francisco, California 94105, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, direct your written request to Investor Relations, Digital Realty Trust, Inc., 560 Mission Street, Suite 2900, San Francisco, California 94105, or contact Investor Relations by telephone at (415) 738-6500. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

By Order of Our Board of Directors

A. William Stein
Chief Financial Officer, Chief Investment Officer and Secretary

April 6, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITAL REALTY TRUST, INC.

April 28, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Proxy Statement, Annual Report on Form 10-K and Annual Report to Security Holders

are available at http://proxy.digitalrealtytrust.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20630000000000001000 5	042809

Each proposal below has been proposed by the Company.
The Board of Directors recommends a vote “FOR” each proposal listed below.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT					FOR	AGAINST	ABSTAIN
	THE 2010 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY. The following are the Company’s nominees for election as directors of the Company:			2.	RATIFYING THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2009	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Richard A. Magnuson O Michael F. Foust O Laurence A. Chapman O Kathleen Earley O Ruann F. Ernst, Ph.D. O Dennis E. Singleton		3.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)			THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2009. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each such nominee, as shown here: ●

					CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.			☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

☐ ¢

PROXY

DIGITAL REALTY TRUST, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

April 28, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), described on the reverse side, hereby appoints Michael F. Foust and A. William Stein, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) to be held on Tuesday, April 28, 2009 at 10:00 a.m., local time, at 560 Mission Street, 20th Floor (The Van Ness Room), San Francisco, California, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITAL REALTY TRUST, INC.

April 28, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Proxy Statement, Annual Report on Form 10-K and Annual Report to Security Holders are available at http://proxy.digitalrealtytrust.com

i Please detach along perforated line and mail in the envelope provided IF you are not authorizing your proxy via the Internet. i

¢ 20630000000000001000 5	042809

Each proposal below has been proposed by the Company.
The Board of Directors recommends a vote “FOR” each proposal listed below.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT					FOR	AGAINST	ABSTAIN
	THE 2010 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY. The following are the Company’s nominees for election as directors of the Company:			2.	RATIFYING THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2009	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Richard A. Magnuson O Michael F. Foust O Laurence A. Chapman O Kathleen Earley O Ruann F. Ernst, Ph.D. O Dennis E. Singleton		3.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)			THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2009. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.			☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢